THIS PROSPECTUS SUPPLEMENT RELATES TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, BUT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                    Filed Pursuant to Rule 424b5

                                                      Registration No. 333-38071

                  SUBJECT TO COMPLETION, DATED JANUARY 8, 2004

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 22, 2002)

                                2,250,000 SHARES

                                (CRESCENT LOGO)
            6 3/4% SERIES A CONVERTIBLE CUMULATIVE PREFERRED SHARES
                   (LIQUIDATION PREFERENCE $25.00 PER SHARE)
                         ------------------------------

We are offering 2,250,000 of our 6 3/4% Series A Convertible Cumulative Preferred Shares, par value $.01 per share. We will receive all of the net proceeds from the sale of the Series A preferred shares.

We will pay cumulative distributions on the Series A preferred shares offered by this prospectus supplement from and including November 16, 2003 at a rate of 6 3/4% of the $25.00 per share liquidation preference ($1.6875 per year for each share). Distributions on these Series A preferred shares will be payable quarterly in arrears, beginning on February 16, 2004. We may, at our option, redeem the Series A preferred shares, in whole or in part, at any time and from time to time, by paying $25.00 per share, plus any accrued and unpaid distributions to and including the date of redemption. The Series A preferred shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. Investors in the Series A preferred shares generally will have no voting rights, but will have limited voting rights if we fail to pay distributions for six or more quarters and in certain other events.

The Series A preferred shares are convertible at any time, in whole or in part, at the option of the holders, into our common shares of beneficial interest at a conversion price of $40.86 per common share (equivalent to a conversion rate of ..6119 common shares per Series A preferred share), subject to adjustment in certain circumstances.

Our Series A preferred shares are listed on the New York Stock Exchange under the symbol "CEIPrA." the last reported sales price on January 7, 2004 was $23.69 per share.

INVESTING IN OUR SERIES A PREFERRED SHARES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT AND BEGINNING ON PAGE 3 OF THE ACCOMPANYING PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              PER SHARE      TOTAL
                                                              ---------   -----------
Public Offering Price.......................................   $[     ]   $ [        ]
Underwriting Discounts......................................   $[     ]   $ [        ]
Proceeds, Before expenses, to us............................   $[     ]   $ [        ]

We have granted the underwriters a 30-day option to purchase up to 337,500 additional Series A preferred shares to cover any over-allotments.

The underwriters expect that the Series A preferred shares will be ready for delivery in book-entry form through the facilities of The Depositary Trust
Company on or about January   , 2004.

BEAR, STEARNS & CO. INC.
      Sole Bookrunning Manager
                   BB&T CAPITAL MARKETS
                                      STIFEL, NICOLAUS & COMPANY
                                                     INCORPORATED
          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY   , 2004.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     References to "we," "us" or "our" refer to Crescent Real Estate Equities Company and, unless the context otherwise requires, Crescent Real Estate Equities Limited Partnership, which we refer to as our Operating Partnership, and our other direct and indirect subsidiaries. We conduct our business and operations through the Operating Partnership, our other subsidiaries and our joint ventures. References to "Crescent" refer to Crescent Real Estate Equities Company. The term "you" refers to a prospective investor. The sole general partner of the Operating Partnership is Crescent Real Estate Equities, Ltd., a wholly owned subsidiary of Crescent Real Estate Equities Company, which we refer to as the General Partner.

     Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that the underwriters do not exercise the over-allotment option described in "Underwriting" beginning on Page S-32.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus, including our documents incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Also, documents that we subsequently file with the Securities and Exchange Commission, which is also referred to in this prospectus supplement as the SEC or the Commission, and that are incorporated by reference, will contain forward-looking statements. When we refer to forward-looking statements or information, sometimes we use words such as "may," "will," "could," "should," "plan," "intend," "expect," "believe," "estimate," "anticipate" and "continue." In particular, the risk factors included in this prospectus supplement and accompanying prospectus describe forward-looking information. The risk factors address material risks known to us but are not all-inclusive, particularly with respect to possible future events. Other parts of, or documents incorporated by reference into, this prospectus supplement and accompanying prospectus may also include forward-looking information. Many events can occur or fail to occur that would cause our actual results to be different than those described. For a description of possible risks involved in making this investment, see "Risk Factors" on Page S-6 of this prospectus supplement and beginning on Page 3 of the accompanying prospectus. You should consider these risks and uncertainties carefully in evaluating any of our forward-looking statements, and before buying our Series A preferred shares, and you should not place undue reliance on these forward-looking statements. We make no promise to update or revise any of the forward-looking statements.

                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that is important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, especially the "Risk Factors" section on Page S-6 of this prospectus supplement and beginning on Page 3 of the accompanying prospectus and the "Where You Can Find More Information" section beginning on Page S-34 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, before making an investment decision. Unless otherwise indicated, financial and other numeric information included in this prospectus supplement is presented on an historical basis and is current as of September 30, 2003.

CRESCENT

     We are one of the nation's largest publicly held real estate investment trusts, or REITs, with approximately $4.3 billion in total assets as of September 30, 2003. The main focus of our business, which we conduct through our subsidiaries and joint ventures, is our office segment, in which we own and manage a portfolio of primarily Class A office properties. We also own luxury and destination fitness resort and spa properties and upscale residential developments, and hold other investments. We are listed on the New York Stock Exchange, or the NYSE, and had a common equity market capitalization of approximately $2.1 billion, based on our closing per share price of $17.61 on January 7, 2004.

     Within our four investment segments, we owned the following real estate assets as of September 30, 2003.

     Office Segment. Our office portfolio consisted of 74 high quality office properties, including three retail properties, located in 26 metropolitan submarkets in six states, with an aggregate of approximately 29.7 million net rentable square feet. We are a leading provider of Class A office space in our core markets of Houston, Dallas, Austin and Denver. Our properties in these markets represent an aggregate of 87% of our entire office portfolio based on net rentable square footage. As of September 30, 2003, our office portfolio was 84.4% leased, and 86.2% leased based on executed leases including those that have not yet commenced.

     Resort/Hotel Segment. Our resort/hotel properties consisted of six luxury and destination fitness resort and spa properties and four upscale business-class hotels. Our luxury and destination fitness resort and spa properties are the Canyon Ranch health resort and spas in Arizona and Massachusetts, Sonoma Mission Inn and Spa and Ventana Inn and Spa in California, the Park Hyatt Beaver Creek Resort and Spa in Colorado and the Ritz Carlton Palm Beach in Florida. These six properties had a total of 1,306 rooms/guest nights as of September 30, 2003. Our upscale business-class hotel properties operate under the Hyatt, Marriott, Omni and Renaissance brands. These four properties had a total of 1,771 rooms as of September 30, 2003.

     Residential Development Segment. Our upscale residential developments consisted of Desert Mountain in Arizona, mountain development projects in Colorado and California, and the Woodlands in Texas. As of September 30, 2003, we owned interests in five residential development corporations which, through joint venture or partnership arrangements, owned interests in 23 active upscale residential development properties.

     Temperature-Controlled Logistics Segment. We own a 40% interest in a general partnership that owns all of the common stock of AmeriCold Corporation. As of September 30, 2003, AmeriCold Corporation owned, directly or indirectly, 87 temperature-controlled logistics properties representing an aggregate of approximately 441 million cubic feet (17.5 million square feet) of warehouse space.

RECENT DEVELOPMENTS

     Since September 30, 2003, we have engaged in the following significant transactions.

  ACQUISITIONS

     Hughes Center Portfolio. On December 31, 2003, we completed the initial stage of our agreement to acquire the Rouse Company's entire interest in Hughes Center, Las Vegas, Nevada. Hughes Center, which is located in the Central East submarket of Las Vegas, contains eight Class A office properties with 1.1 million square feet and is a premier office address in Las Vegas. Hughes Center also includes leased restaurant properties and undeveloped land suitable for up to 400,000 square feet of future office space. As of December 31, 2003, the eight office properties had an average occupancy of 94%.

     In the initial stage of the transaction, we acquired two office properties and two leased restaurant parcels within Hughes Center for a gross purchase price of $39 million, $29 million of which we paid in cash and $10 million of which we paid through assumption of debt. We expect to acquire Rouse's interest in the remaining six office properties (two of which are held through joint-venture arrangements with other partners) and its interest in seven leased restaurant parcels within Hughes Center for a gross purchase price of $184 million, $97 million in cash and $87 million through assumption of debt, in the first quarter of 2004. As part of our acquisition of Rouse's interest in Hughes Center, we have also agreed to acquire, in March 2004, the undeveloped land within Hughes Center for $10 million, $7.5 million through a note due December 2005, and the remaining $2.5 million in cash.

     One Briar Lake Plaza. On October 8, 2003, we entered into a joint venture with affiliates of J.P. Morgan Fleming Asset Management, Inc. The joint venture purchased One Briar Lake Plaza, an office property located in Houston, Texas, for $74.4 million. We own a 30% interest in the joint venture and made total equity contributions to the joint venture of $7.8 million. In addition, we manage and lease the office property on a fee basis.

  DISPOSITIONS

     The Woodlands. On December 31, 2003, we sold our entire interest in the Woodlands, Texas, to a subsidiary of the Rouse Company. The Woodlands is a 27,000-acre, mixed-use, master-planned community north of Houston, Texas, consisting of office properties, commercial acreage, a hotel and conference center and residential development property. We held our investment in the Woodlands primarily through partnerships in which we owned a 52.5% economic interest, including a 10% earned promotional interest. Total consideration to us for the sale of our interest in The Woodlands was $387 million, approximately $202 million in cash and approximately $185 million in assumption of debt. We received approximately $18 million of the $202 million cash component prior to closing in the form of partnership distributions net of working capital adjustments. The debt represents 52.5% of the debt of the partnerships through which we held our interest in The Woodlands. We have agreed to use approximately $126 million of the net proceeds from the sale of our interest in The Woodlands to fund a portion of the purchase price of the Hughes Center portfolio. In connection with the sale, we will recognize a gain of approximately $87 million, prior to closing expenses and taxes.

     Ritz Carlton Palm Beach. On November 21, 2003, we sold our 50% interest in the Ritz Carlton Palm Beach resort/hotel property in connection with the sale of the property. Net proceeds to us were $19.0 million, representing a gain of approximately $3.9 million.

     Las Colinas Plaza. On December 15, 2003, we sold the Las Colinas Plaza retail property, included in our office segment, for approximately $21.6 million. Net proceeds to us were approximately $20.6 million, representing a gain of $14.5 million.

  PLANNED FINANCINGS

     Pending AmeriCold Financing. AmeriCold Corporation, the owner of the 87 temperature-controlled logistics properties, has engaged underwriters to explore additional debt financing alternatives. AmeriCold is owned by a partnership in which we have a 40% interest and Vornado Realty Trust has a 60% interest. It is anticipated that this financing will be a non-recourse secured term loan in the amount of approximately $250 million. If this financing is obtained, it is expected that a substantial portion of the proceeds would be distributed to the Company and Voranado.

     Pending Debt Restructuring. Bank of America Securities LLC has agreed to provide us with an up to $275 million secured loan. We will use the proceeds of the loan to purchase government securities in an amount sufficient to defease an existing approximately $160 million 7.79% fixed-rate loan, which is secured by nine of our office properties and two of our hotel properties. We will use the remaining loan proceeds to reduce the outstanding principal balance on our $275 million secured, floating rate loan from Fleet Bank by approximately $105 million. The loan from Bank of America is expected to have an initial two-year term, with a one-year extension option and to bear interest at an annual rate of LIBOR + 275 basis points. The loan will be secured by 10 of the 11 properties that currently secure our $160 million loan. It is anticipated that the loan from Bank of America will close in January 2004.

                                  THE OFFERING

ISSUER........................   Crescent Real Estate Equities Company.

SECURITIES OFFERED............   2,250,000 6 3/4% Series A Convertible
                                 Cumulative Preferred Shares (2,587,500 if the underwriter's over-allotment option is exercised in full).

DISTRIBUTIONS.................   We will pay cumulative distributions on the
                                 Series A preferred shares offered by this prospectus supplement from and including
                                 November 16, 2003. Distributions on the Series
                                 A preferred shares will be payable quarterly in arrears on or about the fifteenth day of February, May, August and November of each year, when and as declared, beginning on February 16, 2004. We will pay cumulative distributions on the Series A preferred shares at the fixed rate of $1.6875 per share each year, which is equivalent to 6 3/4% of the $25.00 liquidation preference.

LIQUIDATION PREFERENCE........   If we liquidate, dissolve or wind up our
                                 business, holders of the Series A preferred shares will have the right to receive $25.00 per share, plus accrued and unpaid dividends
                                 (whether or not declared) through the date of payment, before any payments are made to the holders of our common shares and any of our other equity shares ranking junior to the Series A preferred shares as to liquidation rights. The rights of the holders of the Series
                                 A preferred shares to receive their liquidation preference will be subject to the proportionate rights of each other class or series of our equity shares ranking, as to liquidation rights, on an equal basis with the Series A preferred shares, including our currently outstanding 9.50% Series B Cumulative
                                 Redeemable Preferred Shares.

MATURITY......................   The Series A preferred shares have no maturity
                                 date, and we are not required to redeem the Series A preferred shares. Accordingly, the Series A preferred shares will remain outstanding indefinitely, unless we decide to redeem them. We are not required to set aside funds to redeem the Series A preferred shares.

OPTIONAL REDEMPTION...........   We may redeem the Series A preferred shares at
                                 our option, in whole or in part, at any time and from time to time, at a redemption price of $25.00 per share, plus accrued and unpaid distributions on the Series A preferred shares up to and including the date of redemption.

RANKING.......................   The Series A preferred shares will rank, as to
                                 the payment of distributions and amounts payable upon liquidation, dissolution or winding up of our business, senior to our common shares and any other equity shares that we may issue in the future, except that the Series A preferred shares shall rank equally with our outstanding Series A preferred shares
                                 ($25.00 liquidation preference), our
                                 outstanding Series B preferred shares ($25.00 liquidation preference) and any other equity shares that we may issue in the future, the terms of which specifically provide that those equity shares rank on a parity with the Series
                                 A preferred shares.

VOTING RIGHTS.................   Holders of the Series A preferred shares
                                 generally will have no voting rights. However, if we do not pay distributions on any outstanding Series A preferred shares for six or more quarterly periods (whether or not consecutive), the holders of the Series A preferred shares, voting separately as a class with all other series of preferred shares with similar voting rights, will be entitled to elect two additional trust managers to our Board of Trust Managers to serve until all unpaid distributions have been paid or declared and set apart for payment. In addition, certain material and adverse changes to the rights of the holders of the Series A preferred shares cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding
                                 Series A preferred shares, voting separately as a class.

CONVERSION RIGHTS.............   Subject to certain conditions, the holders of
                                 the Series A preferred shares may convert their Series A preferred shares into common shares at a conversion price of $40.86 per common share
                                 (equivalent to a conversion rate of .6119 common shares per Series A preferred share), subject to adjustment.

NEW YORK STOCK EXCHANGE
SYMBOL........................   "CEIPrA"

FORM..........................   The Series A preferred shares will be issued
                                 and maintained in book-entry form registered in the name of the nominee of the Depositary Trust
                                 Company except under limited circumstances.

USE OF PROCEEDS...............   We expect that the net proceeds from this
                                 offering will be approximately $[     ] million
                                 after deducting underwriting discounts and commissions and our expenses. We intend to contribute the net proceeds from this offering to our Operating Partnership in exchange for a preferred interest in our Operating
                                 Partnership. The terms of the preferred
                                 interest in our Operating Partnership will be substantially equivalent to the terms of the Series A preferred shares. Our Operating
                                 Partnership intends to use the amounts received from us to reduce amounts outstanding under its short-term revolving credit facility with Fleet
                                 National Bank, but we may also use all or a portion of the net proceeds to repay other indebtedness, to fund future acquisitions and for general business purposes.

RISK FACTORS..................   See "Risk Factors" on Page S-6 of this
                                 prospectus supplement and beginning on Page 3 of the accompanying prospectus and other information contained in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Series A preferred shares.

RATIO OF EARNINGS TO FIXED
CHARGES See "Ratio of Combined Fixed Charges and Preferred Share Dividends to Earnings."

     For additional information regarding the terms of the Series A preferred shares, see "Description of Series A Preferred Shares" beginning on Page S-8 of this prospectus supplement.

                                  RISK FACTORS

     Before you consider investing in our Series A preferred shares, you should be aware that there are risks in making this investment. You should carefully consider these risk factors, as well as "Risk Factors" beginning on Page 3 of the accompanying prospectus, together with all of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to invest in our Series A preferred shares. This section includes certain forward-looking statements.

MANY FACTORS AFFECT THE TRADING PRICE OF OUR SERIES A PREFERRED SHARES.

     As with other publicly traded securities, the trading price of our Series A preferred shares will depend on a number of factors that change from time to time, including:

     - prevailing interest rates, increases in which may have a negative effect on the trading value of the Series A preferred shares;

     - the market for similar securities;

     - additional issuance of other classes or series of our preferred shares;

     - general economic and financial market conditions; and

     - our financial condition, performance and prospects.

PAYMENT OF DISTRIBUTIONS ON THE SERIES A PREFERRED SHARES MAY BE ADVERSELY AFFECTED BY THE LEVEL OF OUR DEBT AND THE TERMS AND NUMBER OF PREFERRED SHARES THAT RANK ON AN EQUAL BASIS WITH OR SENIOR TO THE SERIES A PREFERRED SHARES.

     Payment of distributions due on our Series A preferred shares will be subordinated to all of our existing and future debt and will be structurally subordinated to the payment of dividends on preferred stock, if any, issued by our subsidiaries. The Series A preferred shares issued under this prospectus supplement will rank, as to the payment of distributions and the amounts payable upon liquidation, dissolution or winding up of our business, on an equal, or parity, basis with the currently outstanding Series A preferred shares (10,800,000 shares) and our Series B preferred shares. In addition, we may issue additional Series A preferred shares or preferred shares of another class or series that ranks on a parity with the Series A preferred shares as to the payment of distributions and the amounts payable upon liquidation, dissolution or winding up of our business.

THE TERMS OF SOME OF OUR DEBT MAY PREVENT US FROM PAYING DISTRIBUTIONS ON THE SERIES A PREFERRED SHARES

     Some of our debt limits the Operating Partnership's ability to make some types of payments on equity and other distributions to us, which would limit our ability to make some types of payments, including payment of distributions on the Series A preferred shares, unless we meet certain financial tests or are required to make the distributions to maintain our qualification as a REIT. As a result, if we are unable to meet the applicable financial tests, we may not be able to pay distributions on the Series A preferred shares in one or more periods.

RECENT TAX LEGISLATION PROVIDES FAVORABLE TREATMENT FOR DIVIDENDS OF REGULAR CORPORATIONS, BUT NOT GENERALLY DIVIDENDS FROM REITS.

     On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003, which we refer to as the Act. Under the Act, the current maximum tax rate on the long-term capital gains of non-corporate taxpayers is reduced to 15% for the tax years beginning on or before December 31, 2008. The Act also reduced the tax rate on "qualified dividend income" to the maximum capital gains rate. Because, as a REIT, we are not generally subject to tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our distributions are not generally eligible for this new tax rate on dividends. As a result, our ordinary REIT distributions continue to be taxed at the higher tax rates applicable to ordinary income. Without further legislation, the maximum tax rate on long-term capital gains will revert to 20% in 2009, and dividends will again be subject to tax at ordinary rates.

                                USE OF PROCEEDS

     The net proceeds to us from the sale of the Series A preferred shares offered hereby, after deducting estimated fees and expenses related to this
offering of $[     ], are expected to be $[     ] ($[     ] if the underwriters'
over-allotment option is exercised in full). We intend to contribute the net proceeds from this offering to our Operating Partnership in exchange for a preferred interest in our Operating Partnership. The terms of the preferred interest in our Operating Partnership will be substantially equivalent to the terms of the Series A preferred shares. Our Operating Partnership intends to use the amounts received from us to reduce amounts outstanding under its short-term revolving credit facility with Fleet National Bank but may also use all or a portion of the net proceeds to repay other indebtedness, to fund future acquisitions and for general business purposes.

   RATIO OF COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS TO EARNINGS

     The ratio of combined fixed charges and preferred share dividends to earnings for the nine months ended September 30, 2003 and the fiscal years ended December 31, 2002, 2001, 2000, 1999 and 1998, are 0.77, 1.26, 0.98, 2.02, 0.92,
and 2.03, respectively. The ratio of fixed charges and preferred share dividends to earnings is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income before minority interest, extraordinary item, interest expense and amortization of deferred financing costs and before preferred dividend requirements of one of our subsidiaries. Fixed charges consist of interest expense, capitalized interest, amortization of deferred financing costs, preferred dividends and preferred dividend requirements of one of our subsidiaries.

                    DESCRIPTION OF SERIES A PREFERRED SHARES

     The following summary of the terms and provisions of the Series A preferred shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our declaration of trust and the Statement of Designation establishing the Series A preferred shares, each of which is available from us as described in the "Where You Can Find More Information" section beginning on Page S-34 of this prospectus supplement. This description of the particular terms of the Series A preferred shares supplements the description of the general terms and provisions of our preferred shares set forth in the accompanying prospectus beginning on Page 17.

GENERAL

     Our Board of Trust Managers is authorized to issue up to 100,000,000 preferred shares, par value $0.01 per share, in one or more series, with such designations, powers, preferences and rights of the shares of such series, and with such qualifications, limitations or restrictions on the shares of such series, if any, as our Board of Trust Managers may determine, without any further vote or action by the shareholders. The designations, powers, preferences and rights of, and the qualifications, limitations or restrictions on, such shares may include, but are not limited to, distribution rights, distribution rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences.

     In February 1998, 8,000,000 of our Series A preferred shares were issued pursuant to a Statement of Designation that sets forth the terms of a series of preferred shares consisting of up to 9,200,000 shares, designated 6 3/4% Series A Convertible Cumulative Preferred Shares. In April 2002, 2,800,000 of our Series A preferred shares were issued pursuant to a Statement of Designation that sets forth the terms of a series of preferred shares consisting of up to 2,800,000 shares, designated 6 3/4% Series A Convertible Cumulative Preferred Shares. Our Board of Trust Managers has adopted an additional Statement of Designation that classifies an additional 2,587,500 of our Series A preferred shares that may be issued by the Company. In this prospectus, "Statement of Designation" refers to any or all three of these Statements of Designation.

     The registrar, transfer agent and distributions disbursing agent for the Series A preferred shares is Equiserve Trust Company, N.A.

     The Series A preferred shares are listed on the New York Stock Exchange under the symbol "CEIPrA."

RANKING

     The Series A preferred shares will, as to distribution rights and rights upon liquidation, dissolution or winding up of our business, rank:

     - senior to all classes or series of our common stock and to all other equity securities ranking junior to the Series A preferred shares with respect to distribution rights or rights upon liquidation, dissolution or winding up of our business;

     - on a parity with any other series of our outstanding preferred shares, including the Series B preferred shares, and any other equity securities authorized or designated by us in the future, the terms of which specifically provide that those equity securities rank on a parity with the Series A preferred shares with respect to distribution rights or rights upon liquidation, dissolution or winding up of our business; and

     - junior to all of our existing and future indebtedness and to any class or series of equity securities authorized or designated by us in the future which specifically provides that the class or series ranks senior to the Series A preferred shares with respect to distribution rights or rights upon liquidation, dissolution or winding up of our business.

DISTRIBUTIONS

     Holders of the Series A preferred shares are entitled to receive, when and as authorized by the Board of Trust Managers, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 6 3/4% of the liquidation preference per year (equivalent to $1.6875 per year per Series A preferred share). Distributions on the Series A preferred shares issued in January 2004 will accrue and be cumulative from and including November 16, 2003. Distributions will be payable quarterly in arrears on the fifteenth day of February, May, August and November of each year or, if not a business day, the next succeeding business day (each, a "Distribution Payment Date"). The first distribution on the Series A preferred shares will be payable on February 16, 2004.

     Any distribution, including any distribution payable on the Series A preferred shares for any partial distribution period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions are payable to holders of record as they appear in our share records at the close of business on the applicable record date, which will be the date that the Board of Trust Managers designates for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Payment Record Date").

     The Board of Trust Managers will not authorize, pay or set apart for payment by the company any distribution on the Series A preferred shares at any time that:

     - the terms and provisions of any agreement of the company, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment,

     - the terms and provisions of any agreement of the company, including any agreement relating to our indebtedness, provides that the authorization, payment or setting apart for payment would constitute a breach of, or a default under, the agreement, or

     - the law restricts or prohibits such authorization or payment.

     Notwithstanding the foregoing, distributions on the Series A preferred shares will accrue whether or not:

     - we have earnings,

     - there are funds legally available for the payment of the distributions, or

     - the distributions are authorized.

     Accrued but unpaid distributions on the Series A preferred shares will not bear interest. Holders of the Series A preferred shares will not be entitled to any distributions in excess of full cumulative distributions, as described above.

     We intend to contribute or otherwise transfer the net proceeds of the sale of any Series A Preferred Shares sold on or after the date of the prospectus to the Operating Partnership in exchange for 6 3/4% Series A Preferred Units in the Operating Partnership, the economic terms of which will be substantially identical to those of the Series A Preferred Shares. As of the date of this prospectus, we own 10,800,000 Series A Preferred Units. The Operating Partnership will be required to make all required distributions on the Series A Preferred Units (which will mirror the payments of distributions, including accrued and unpaid distributions upon redemption, and of the liquidation preference amount on the Series A Preferred Shares) prior to any distribution of cash or assets to the holders of any other interests in the Operating Partnership, except for any other series of preferred units ranking on a parity with the Series A Preferred Units as to distributions or liquidation rights.

     Any distribution payment made on the Series A preferred shares will first be credited against the earliest accrued but unpaid distribution due with respect to such shares which remains payable. As of the date of this prospectus supplement, there were no accrued but unpaid distributions due on the Series A preferred shares.

     If, for any taxable year, we elect to designate as "capital gain distributions" (as defined in Section 857 of the Code) a portion, which we refer to as the Capital Gains Amount, of the distributions paid or made available for the year to the holders of all classes of shares, or the Total Distributions, then the portion of the Capital Gains Amount that will be allocable to the holders of Series A preferred shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total distributions (within the meaning of the Code) paid or made available to the holders of the Series A preferred shares for the year and the denominator of which will be the Total Distributions.

LIQUIDATION PREFERENCE

     In the event of the liquidation, dissolution or winding up of our business, the holders of the Series A preferred shares are entitled to be paid out of the assets of the company legally available for distribution to our shareholders liquidating distributions in cash or property at its fair market value as determined by the Board of Trust Managers. Such liquidating distributions will be paid to the holders of the Series A preferred shares in the amount of a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to the date of such liquidation, dissolution or winding up. Such liquidating distributions will be paid to the holders of the Series A preferred shares before any distribution of assets is made to holders of common shares or any other capital shares of beneficial interest that rank junior to the Series A preferred shares as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A preferred shares will have no right or claim to any of our remaining assets.

     Our consolidation or merger with or into any other entity or the sale of all or substantially all of our property or business will not be deemed to constitute a liquidation, dissolution or winding up of the company. The Series A preferred shares will rank senior to the common shares as to priority for receiving liquidating distributions.

REDEMPTION

     The Series A preferred shares may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25.00 per share, plus all distributions accrued and unpaid on the Series A preferred shares up to the date of such redemption, upon the giving of notice, as provided below.

     If fewer than all of the outstanding Series A preferred shares are to be redeemed, the shares to be redeemed will be determined pro rata, by lot or in such other manner as prescribed by the Board of Trust Managers. In the event that such redemption is to be by lot, and if as a result of such redemption any holder of Series A preferred shares would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.9% of the issued and outstanding Series A preferred shares (because such holder's Series A preferred shares were not redeemed, or were only redeemed in part), then, except in certain instances, we will redeem the requisite number of Series A preferred shares of such shareholder such that the shareholder will not own or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.9% of the Series A preferred shares issued and outstanding subsequent to such redemption.

     Notice of redemption will be mailed not less than 30 nor more than 60 days prior to the date fixed for redemption. Notice of redemption will be mailed to each holder of record of Series A preferred shares that is to be redeemed. Such notice will notify the holder of our election to redeem such shares and will state at least the following:

     - the date fixed for redemption thereof, which we refer to as the Series A Preferred Shares Redemption Date,

     - the redemption price,

     - the number of shares to be redeemed (and, if fewer than all the Series A preferred shares are to be redeemed, the number of shares to be redeemed from such holder),

     - the place(s) where the certificates representing the Series A preferred shares are to be surrendered for payment,

     - the date on which such holder's conversion rights as to the Series A preferred shares will terminate, and

     - that distributions on the Series A preferred shares will cease to accrue on the Series A Preferred Shares Redemption Date.

     On or after the Series A Preferred Shares Redemption Date, each holder of Series A preferred shares to be redeemed must present and surrender the certificates representing the Series A preferred shares to us at the place designated in the notice of redemption. The redemption price of the shares will then be paid to or on the order of the person whose name appears on such certificates as the owner thereof. Each surrendered certificate will be canceled. In the event that fewer than all the Series A preferred shares are to be redeemed, a new certificate will be issued representing the unredeemed shares.

     From and after the Series A Preferred Shares Redemption Date (unless we default in payment of the redemption price):

     - all distributions on the Series A preferred shares designated for redemption in such notice will cease to accrue,

     - all rights of the holders of such shares, except the right to receive the redemption price thereof (including all accrued and unpaid distributions up to the Series A Preferred Shares Redemption Date), will cease and terminate,

     - such shares will not thereafter be transferred (except with our consent) on our books, and

     - such shares will not be deemed to be outstanding for any purpose whatsoever.

     At our election, we, prior to the Series A Preferred Shares Redemption Date, may irrevocably deposit the redemption price (including accrued and unpaid distributions) of the Series A preferred shares so called for redemption in trust with a bank or trust company for the holders thereof. In that case, such notice to holders of the Series A preferred shares to be redeemed will:

     - state the date of such deposit,

     - specify the office of such bank or trust company as the place of payment of the redemption price, and

     - call upon such holders to surrender the certificates representing such Series A preferred shares at such place on or about the date fixed in such redemption notice (which may not be later than the Series A Preferred Shares Redemption Date) against payment of the redemption price (including all accrued and unpaid distributions up to the Series A Preferred Shares Redemption Date).

     The bank or trust company will return to us any moneys that we so deposit that remain unclaimed by the holders of the Series A preferred shares at the end of two years after the Series A Preferred Shares Redemption Date.

     Notwithstanding the foregoing, unless full cumulative distributions on all outstanding Series A preferred shares have been paid or declared and a sum sufficient for the payment of such distributions has been set apart for payment for all past distribution periods and the then-current distribution period, no Series A preferred shares will be redeemed unless all outstanding Series A preferred shares are simultaneously redeemed. However, the foregoing will not prevent the purchase or acquisition of Series A preferred shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A preferred shares. Unless full cumulative distributions on all outstanding Series A preferred shares have been paid or declared and a sum sufficient for the payment of such distributions has been set apart for payment for all past distribution periods and the then-current distribution period, we will not purchase or otherwise acquire directly or indirectly any Series A preferred shares (except by conversion into or exchange for shares of beneficial interest of the company ranking junior to the Series A preferred shares as to distribution rights and liquidation preference).

     Notwithstanding any other provision relating to redemption of the Series A preferred shares, we may redeem Series A preferred shares at any time if the Board of Trust Managers determines that the redemption:

     - is necessary or advisable to preserve our status as a REIT, or

     - is reasonable or appropriate in order to comply with any laws, rules or regulations of any gaming authority.

     The Series A preferred shares have no stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions.

VOTING RIGHTS

     If distributions on the Series A preferred shares are in arrears for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series A preferred shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote, at a special meeting called by the holders of record of at least 10% of any series of preferred shares as to which distributions are so in arrears or at the next annual meeting of shareholders, for the election of two additional trust managers to serve on the Board of Trust Managers until all distribution arrearages have been paid or declared and a sum sufficient for the payment thereof set aside for payment.

     In addition, certain changes that would be materially adverse to the rights of holders of the Series A preferred shares cannot be made without the affirmative vote of two-thirds of the Series A preferred shares.

     In any matter in which the Series A preferred shares are entitled to vote (as expressly provided in our declaration of trust or Statements of Designation, or as may be required by law), including any action by written consent, each Series A preferred share will be entitled to one vote.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A preferred shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

     Subject to the restrictions on transfer and ownership described below in "-- Ownership Limits and Restrictions on Transfer" and in "Description of Common Shares -- Ownership Limits and Restrictions on Transfer" beginning on Page 14 of the accompanying prospectus, Series A preferred shares are convertible at any time, at the option of the holders thereof, into common shares at a conversion price of $40.86 per common share (equivalent to a conversion rate of .6119 common shares per Series A preferred share), subject to adjustment as described below and referred to as the Conversion Price. The right to convert Series A preferred shares called for redemption will terminate at the close of business on the applicable Series A Preferred Shares Redemption Date.

     Conversion of Series A preferred shares, or a specified portion thereof, may be effected by delivering certificates representing the Series A preferred shares to be converted together with written notice of conversion and a proper assignment of such certificates to the office of the transfer agent. Currently, the principal corporate trust office of the transfer agent is Equiserve Trust Company, N.A., 150 Royall Street, Canton, MA 02021.

     Each conversion is deemed to be effected immediately prior to the close of business on the date on which:

     - the certificates were surrendered,

     - we received notice, and

     - if applicable, we received payment of any amount equal to the distribution payable on such Series A preferred shares surrendered for conversion, as described below.

     The conversion will be at the Conversion Price in effect at such time and on such date.

     Holders of Series A preferred shares at the close of business on a Distribution Payment Record Date will be entitled to receive the distribution payable on such shares on the corresponding Distribution Payment Date, even if the holder converted the shares after such Distribution Payment Record Date and prior to such Distribution Payment Date.

     However, if the holder surrenders its Series A preferred shares for conversion between the close of business on any Distribution Payment Record Date and the opening of business on the corresponding Distribution Payment Date (except those shares converted after the issuance of a notice of redemption with respect to a Series A Preferred Shares Redemption Date occurring during such period or coinciding with such Distribution Payment Date, which will be entitled to such distribution), the shares must be accompanied by payment of an amount equal to the distribution payable on such shares on such Distribution Payment Date.

     A holder of Series A preferred shares on a Distribution Payment Record Date who (or whose transferee) tenders any such shares for conversion into common shares on such Distribution Payment Date will receive the distribution payable by the Company on such Series A preferred shares on such date. The converting holder need not include payment of the amount of such distribution upon surrender of certificates for conversion.

     Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on converted shares or for distributions on the common shares that are issued upon such conversion.

     We will not issue fractional common shares upon conversion. Instead, we will pay a cash adjustment based on the current market price of the common shares on the trading day immediately prior to the conversion date.

     For a further discussion of the common shares to be received upon conversion of Series A preferred shares, see "Description of Common Shares" above.

CONVERSION PRICE ADJUSTMENTS

     The Conversion Price is subject to adjustment upon certain events, including the following:

     - the payment of distributions payable in common shares on any class of shares of beneficial interest of the company,

     - the issuance to all holders of common shares of certain rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than the fair market value per share of common shares,

     - subdivisions, combinations and reclassifications of common shares,

     - the payment of distributions to all holders of common shares of any shares of beneficial interest of the company (other than common shares),

     - the distribution to all holders of common shares of evidences of indebtedness of the company or assets (excluding cash distributions paid out of equity, including revaluation equity, applicable to common shares, less stated capital attributable to common shares), and

     - the distribution to all holders of common shares of rights, options or warrants to subscribe for or purchase any of our securities (excluding those rights, options and warrants referred to above).

     In addition to these adjustments, we will be permitted to make reductions in the Conversion Price that we consider advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the common shares.

     We may be a party to transactions such as mergers, consolidations, statutory share exchanges, tender offers for all or substantially all of the common shares, or sales of all or substantially all of our assets. If we are a party to any transaction, including but not limited to those listed above, and as a result of that transaction common shares will be converted into the right to receive shares of beneficial interest, securities or other property (including cash or any combination thereof), each Series A preferred share, if convertible after the consummation of the transaction, will be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of common shares or fraction thereof into which one Series A preferred share was convertible immediately prior to such transaction (assuming such holder of common shares (i) is not a person with which we consolidated or into which we merged or which merged into us or to which such sale or transfer was made, and (ii) failed to exercise any rights of election and received for each common share the kind and amount of shares, stock, securities and other property (including cash) receivable for each common share by a plurality of non-electing common shares). We may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     We are not required to adjust the Conversion Price until cumulative adjustments amount to 1% or more of the Conversion Price. Any adjustments that we are not required to make will be carried forward and taken into account in subsequent adjustments.

OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFER

     In order to maintain our qualification as a REIT for federal income tax purposes, ownership by any person of our outstanding shares of beneficial interest is restricted in our declaration of trust. For further information regarding restrictions on ownership and transfer of the Series A preferred shares, see "Description of Common Shares -- Ownership Limits and Restrictions on Transfer" beginning on Page 14 of the accompanying prospectus.

FORM

     The Series A preferred shares will be issued and maintained in book-entry form registered in the name of the nominee of the Depositary Trust Company except under limited circumstances.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following sections summarize the federal income tax issues that you may consider relevant to an investment in our Series A preferred shares. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in "-- Taxation of Tax-Exempt U.S. Shareholders" below), financial institutions and broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in "-- Taxation of Non-U.S. Shareholders" below).

     The statements in this section are based on the current federal income tax laws governing our qualification as a REIT. We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

     We urge you to consult your own tax advisor regarding the specific federal, state, local, foreign and other tax consequences to you of purchasing, owning and disposing of our securities, our election to be taxed as a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF CRESCENT

     We elected to be taxed as a REIT under the federal income tax laws when we filed our 1994 tax return. We have operated in a manner intended to qualify as a REIT and we intend to continue to operate in that manner. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

     In the opinion of our tax counsel, Shaw Pittman LLP, (i) we qualified as a REIT under Sections 856 through 859 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, with respect to our taxable years ended on or before December 31, 2003; and (ii) we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation and ownership will enable us to meet the requirements for qualification and taxation as a REIT for the current taxable year and for future taxable years, provided that we have operated and continue to operate in accordance with various assumptions and factual representations made by us concerning our business, properties and operations. We may not, however, have met or continue to meet such requirements. You should be aware that opinions of counsel are not binding on the IRS or any court. Our qualification as a REIT depends on our ability to meet, on a continuing basis, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within certain categories, the diversity of the ownership of our shares, and the percentage of our earnings that we distribute. Accordingly, for the current taxable year and for future taxable years, our actual operating results may not satisfy the qualification tests. For a discussion of the tax treatment of us and our shareholders if we fail to qualify as a REIT, see "-- Requirements for REIT Qualification -- Failure to Qualify."

     As a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the "double taxation" (i.e., at both the corporate and stockholder levels) that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

     - we will pay federal income tax at regular corporate rates on taxable income (including net capital gain) that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned;

     - we may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to our shareholders;

     - we will pay income tax at the highest corporate rate on (i) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business ("foreclosure property") and (ii) other non-qualifying income from foreclosure property;

     - we will pay a 100% tax on net income from certain sales or other dispositions of property (other than foreclosure property) that we hold primarily for sale to customers in the ordinary course of business ("prohibited transactions");

     - if we fail to satisfy the 75% gross income test or the 95% gross income test (as described below under "-- Requirements for REIT
       Qualification -- Income Tests"), but nonetheless continue to qualify as a REIT because we meet certain other requirements, we will pay a tax equal to (i) the gross income attributable to the greater of either (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% test for the taxable year or (b) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% test for the taxable year, multiplied by (ii) a fraction intended to reflect our profitability;

     - if we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

     - if we acquire any asset from a C corporation (a corporation generally subject to full corporate-level tax) in a merger or other transaction in which we acquire a "carryover" basis in the asset, which is the basis determined by reference to the C corporation's basis in the asset (or another asset), and we recognize gain on the sale or disposition of that asset during the 10-year period after we acquire such asset, we will pay tax at the highest regular corporate rate applicable on the lesser of (i) the amount of gain that we recognize at the time of the sale or disposition and (ii) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset; and

     - we will incur a 100% excise tax on transactions with a "taxable REIT subsidiary" of ours that are not conducted on an arm's-length basis.

     Requirements for REIT Qualification. In order to qualify as a REIT, we must meet the requirements that:

          1. we are managed by one or more trustees or directors;

          2. our beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

          3. we would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

          4. we are neither a financial institution nor an insurance company subject to certain provisions of the Code;

          5. at least 100 persons are beneficial owners of our shares or ownership certificates;

          6. not more than 50% in value of our outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year (the "5/50 Rule");

          7. we elect to be a REIT (or have made that election for a previous taxable year that has not been terminated or revoked) and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

          8. we use a calendar year for federal income tax purposes and comply with the record-keeping requirements of the Code and the related Treasury Regulations; and

          9. we meet certain other qualification tests, described below, regarding the nature of our income and assets.

     We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated the 5/50 Rule, we will be deemed to have satisfied the 5/50 Rule for such taxable year. For purposes of determining share ownership under the 5/50 Rule, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under Code Section 401(a), and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

     We believe we have issued sufficient common shares with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our declaration of trust restricts the ownership and transfer of the common shares so that we should continue to satisfy requirements 5 and 6. The provisions of our declaration of trust restricting the ownership and transfer of the common shares are described in "Description of Common Shares -- Ownership Limits and Restrictions on Transfer" beginning on Page 14 of the accompanying prospectus.

     We currently have several wholly owned corporate subsidiaries and may have additional corporate subsidiaries in the future. A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by the parent REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary of ours will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. We believe our wholly owned corporate subsidiaries are qualified REIT subsidiaries. Accordingly, they are not subject to federal corporate income taxation, though they may be subject to state and local taxation.

     A REIT is treated as owning its proportionate share of the assets of any partnership in which it is a partner and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income, deduction and credit of our Operating Partnership and of any other partnership (or limited liability company treated as a partnership) in which we have acquired or will acquire an interest, directly or indirectly (a "subsidiary partnership"), are treated as our assets, liabilities and items of income, deduction and credit for purposes of applying the various REIT qualification requirements.

     A REIT may own up to 100% of the outstanding capital stock of one or more "taxable REIT subsidiaries," which we refer to as TRSs. A TRS is a fully taxable corporation that pays income tax at regular corporate rates on its taxable income. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the TRS and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 20% of the value of a REIT's assets may consist of securities of one or more TRSs. In addition, the TRS rules may limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to the appropriate level of corporate taxation. The rules also impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We currently own interests in several TRSs, but the collective value of our interests in the TRSs does not exceed 20% of the value of our assets. In addition, we believe that all transactions between us, our tenants and our TRSs have been, and continue to be, conducted on an arm's-length basis.

     Income Tests. We must satisfy two gross income tests annually to maintain our qualification as a REIT:

     - At least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income (the "75% gross income test"). Qualifying income for purposes of the 75% gross income test includes

       "rents from real property," interest on debt secured by mortgages on real property or on interests in real property, and dividends or other distributions on and gain from the sale of shares in other REITs; and

     - At least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing (the "95% gross income test").

     Application of Income Tests to Crescent. Our Operating Partnership's primary source of income is from leasing its office properties and resort/hotel properties. Rents under these leases will constitute "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following requirements are met:

          1. The rent is not based, in whole or in part, on the income or profits of any person, although, generally, rent may be based on a fixed percentage or percentages of receipts or sales.

          2. Neither we nor someone who owns 10% or more of our shares owns 10% or more of a tenant from which our Operating Partnership receives rent, excluding TRSs under certain circumstances (a "related party tenant"). Our ownership and the ownership of a tenant is determined based on direct, indirect, and constructive ownership.

          3. The rent attributable to any personal property leased in connection with a lease of property is no more than 15% of the total rent received under the lease.

          4. Neither our Operating Partnership nor any of the subsidiary partnerships operates or manages its property or furnishes or renders services to its tenants, except through a TRS or through an "independent contractor" that is adequately compensated and from which our Operating Partnership and the subsidiary partnerships do not derive revenue. Our Operating Partnership and the subsidiary partnerships may provide services directly if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant. In addition, our Operating Partnership and the subsidiary partnerships may render directly a de minimis amount of "non-customary" services to the tenants of a property without disqualifying the income as "rents from real property," as long as its income from the services does not exceed 1% of its income from the property.

          5. The hotel properties are either (a) leased to unrelated tenants, or
     (b) leased to TRSs and are operated and managed by "eligible independent contractors," which are independent contractors that, at the time they entered into management agreements with the TRSs, were actively engaged in the business of operating lodging facilities for people or entities not related to us or the TRSs.

     We are permitted to lease our resort/hotel properties to a TRS of ours so long as certain conditions, described below, are satisfied. On February 14, 2002, certain of our TRSs acquired Crescent Operating's lessee interests in eight of our resort/hotel properties. In order for the rent paid pursuant to the leases of those properties to constitute "rents from real property," each resort/hotel property must be a "qualified lodging facility" and must be operated on behalf of the TRS by an "eligible independent contractor." A "qualified lodging facility" is, generally, a hotel or motel at which no authorized gambling activities are conducted and the customary amenities and facilities operated as part of, or associated with, the hotel or motel. An "eligible independent contractor" is an independent contractor that, at the time a management agreement is entered into with a TRS to operate a "qualified lodging facility," is actively engaged in the trade or business of operating "qualified lodging facilities" for a person or persons unrelated to either the TRS or any REITs with which the TRS is affiliated. A hotel management company that otherwise would qualify as an "eligible independent contractor" with regard to a TRS of ours will not so qualify if the hotel management company and/or one or more actual or constructive owners of 10% or more of the hotel management company actually or constructively own more than 35% of us, or one or more actual or constructive owners of more than 35% of the hotel management company own 35% or more of us (determined taking into account only the stock held by persons owning, directly or indirectly, more than 5% of our outstanding common shares and, if the stock of the eligible independent contractor is publicly-traded, 5% of the publicly-traded stock of the eligible independent contractor). We believe, based in part on an opinion of counsel, that each of our resort/hotel properties is a "qualified lodging facility." in addition, we believe, based in part on an opinion of counsel, and currently intend to take all steps reasonably practicable to ensure, that none of our TRSs or any of their subsidiaries will engage in "operating" or "managing" our resort/hotel properties and that the hotel management companies engaged to operate and manage such properties qualify as "eligible independent contractors" with regard to our lessee TRSs.

     In addition to the foregoing, we, based in part upon opinions of our tax counsel as to whether various tenants constitute related party tenants, believe that the income we have received in each taxable year since 1994 and will receive in subsequent taxable years from rent that does not satisfy the five requirements set forth above will not cause us to fail to meet the gross income tests.

     Our Operating Partnership will also receive fixed and contingent interest on its real estate mortgages on the residential development properties. Interest on mortgages secured by real property satisfies the 75% and 95% gross income tests only if it does not include any amount that is based in whole or in part upon the income of any person, except that (1) an amount is not excluded from qualifying interest solely by reason of being based on a fixed percentage or percentages of receipts or sales and (2) income derived from a shared appreciation provision in a mortgage is treated as gain recognized from the sale of the mortgaged property. Some of the residential development property mortgages contain provisions for contingent interest based upon property sales. Our tax counsel has opined that each of the residential development property mortgages constitutes debt for federal income tax purposes, any contingent interest derived therefrom will be treated as being based on a fixed percentage of sales, and therefore all interest derived therefrom will constitute interest received from mortgages for purposes of the 75% and 95% gross income tests. If, however, the contingent interest provisions were instead characterized as shared appreciation provisions, any resulting income would be treated as income from prohibited transactions, because the underlying properties are primarily held for sale to customers in the ordinary course of business. Such income would not satisfy the 75% and 95% gross income tests and would be subject to the 100% prohibited transactions tax.

     In applying the 95% and 75% gross income tests, we must consider the form in which our assets are held, whether that form will be respected for federal income tax purposes, and whether, in the future, such form may change into a new form with different tax attributes. For example, the residential development properties are primarily held for sale to customers in the ordinary course of business, and the income resulting from such sales, if directly attributed to us, would not qualify under the 75% and 95% gross income tests. In addition, such income would be considered "net income from prohibited transactions" and thus would be subject to a 100% tax. The income from such sales, however, will be earned by the residential development corporations rather than by our Operating Partnership and will be paid to our Operating Partnership in the form of interest and principal payments on the residential development property mortgages or distributions with respect to the stock in the residential development corporations held by our Operating Partnership. In similar fashion, the income earned by the hotel properties, if directly attributed to us, would not qualify under the 75% and 95% gross income tests because it would not constitute "rents from real property." This income is, however, earned by the lessees of these hotel properties and what our Operating Partnership receives from the lessees of these hotel properties is rent. Either our tax counsel or other law firms have opined that:

          1. the residential development properties or any interest therein will be treated as owned by the residential development corporations;

          2. amounts derived by our Operating Partnership from the residential development corporations under the terms of the residential development property mortgages will qualify as interest or principal, as the case may be, paid on mortgages on real property for purposes of the 75% and 95% gross income tests;

          3. amounts derived by our Operating Partnership with respect to the stock of the residential development corporations will be treated as distributions on stock for purposes of the 75% and 95% gross income tests; and

          4. each lease of a hotel property will be treated as a lease for federal income tax purposes, the hotel property will constitute a "qualified lodging facility" managed by an "eligible independent contractor," and the rent payable thereunder will qualify as "rents from real property."

     Investors should be aware that there are no controlling Treasury regulations, published rulings, or judicial decisions involving transactions with terms substantially the same as those with respect to the residential development corporations and the leases of the hotel properties. Therefore, the opinions of our tax counsel with respect to these matters are based upon all of the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous. Opinions of counsel are not binding upon the IRS or any court, and the IRS may assert successfully a contrary position. If one or more of the leases of the hotel properties is not a true lease, part or all of the payments that our Operating Partnership or one of the subsidiary partnerships receives from the respective lessee may not satisfy the various requirements for qualification as "rents from real property," or our Operating Partnership might be considered to operate the hotel properties directly. In that case, we likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, likely would lose our REIT status. Similarly, if the IRS were to challenge successfully the arrangements with the residential development corporations, our qualification as a REIT could be jeopardized.

     If any of the residential development properties were to be acquired by our Operating Partnership as a result of foreclosure on any of the residential development property mortgages, or if any of the hotel properties were to be operated directly by our Operating Partnership or a subsidiary partnership as a result of a default by the lessee under the lease, such property would constitute foreclosure property for three years following its acquisition (or for up to an additional three years if an extension is granted by the IRS) if we make an election to treat the property as foreclosure property, provided that
(i) our Operating Partnership or its subsidiary partnership conducts sales or operations through an independent contractor; (ii) our Operating Partnership or its subsidiary partnership does not undertake any construction on the foreclosed property other than completion of improvements which were more than 10% complete before default became imminent; and (iii) foreclosure was not regarded as foreseeable at the time we acquired the residential development property mortgages or leased the hotel properties. For so long as any of these properties constitutes foreclosure property, the income from the disposition or operation of such property would be subject to tax at the maximum corporate rates and would qualify under the 75% and 95% gross income tests. However, if any of these properties does not constitute foreclosure property at any time in the future, income earned from the disposition or operation of such property will not qualify under the 75% and 95% gross income tests and, in the case of the residential development properties, will be subject to the 100% prohibited transactions tax.

     We anticipate that we will have certain income that will not satisfy the 75% or the 95% gross income test. For example, income from dividends on the stock of the residential development corporations or other TRSs will not satisfy the 75% gross income test. It is also possible that certain income resulting from the use of creative financing or acquisition techniques would not satisfy the 75% or 95% gross income tests. We believe, however, that the aggregate amount of nonqualifying income will not cause us to exceed the limits on nonqualifying income under the 75% or 95% gross income tests.

     Relief from Consequences of Failing to Meet Income Tests. If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. We may not qualify for the relief provisions in all circumstances. In addition, as discussed above in "-- Taxation of Crescent," even if the relief provisions apply, we would incur a tax equal to (i) the gross income attributable to the greater of either (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test for the taxable year or (b) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test for the taxable year, multiplied by (ii) a fraction intended to reflect our profitability.

     Asset Tests. To maintain our qualification as a REIT, we also must satisfy three asset tests at the close of each quarter of each taxable year:

          (1) At least 75% of the value of our total assets must consist of cash or cash items (including certain receivables), government securities, "real estate assets," or qualifying temporary investments (the "75% asset test").

        - "Real estate assets" include interests in real property, interests in mortgages on real property and stock in other REITs.

        - "Interests in real property" include an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property).

        - Qualifying temporary investments are investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity or long-term (at least five-year) debt offerings.

          (2) For investments not included in the 75% asset test, (A) the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets (the "5% value limitation") and (B) we may not own more than 10% of the voting power or value of any one issuer's outstanding securities (the "10% value limitation").

          (3) As mentioned above, the collective value of our interests in TRSs cannot exceed 20% of the value of our assets (the "20% value limitation").

     For purposes of the second asset test, the term "securities" does not include our equity ownership in another REIT, our equity or debt securities of a qualified REIT subsidiary or a TRS, or our equity interest in any partnership. The term:securities," however, generally includes our debt securities issued by a partnership, except that non-participating debt securities of a partnership are not treated as "securities" for purposes of the value portion of the 10% value limitation if we own at least a 20% profits interest in the partnership.

     We intend to select future investments so as to comply with the asset tests.

     If we failed to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If we did not satisfy the condition described in clause (ii) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

     We own a 40% interest in a general partnership which owns all of the common stock of AmeriCold Corporation. We believe, based in part upon our review of an opinion of counsel, that AmeriCold Corporation is a REIT and, thus, that its stock constitutes a "real estate asset" for purposes of the asset tests. If AmeriCold Corporation has not qualified as a REIT or does not continue to do so in the future, we would lose our REIT status.

     Our Operating Partnership owns 100% of the stock of two of our residential development corporations and 100% of the non-voting stock and 66 2/3% of the voting stock of two of our residential development corporations. Our tax counsel has opined that our ownership of interests in the residential development corporations prior to 2001 did not violate the 10% value limitation, as in effect during that time. In order to avoid violating the 10% value limitation for 2001 and subsequent taxable years, effective January 1, 2001, we made a joint election with each residential development corporation for it to be treated as a TRS. In addition, our Operating Partnership owns the residential development property mortgages. As stated above, our tax counsel has opined that each of these mortgages will constitute debt for federal income tax purposes and therefore will be treated as a real estate asset; however, the IRS could assert that such mortgages should be treated as equity interests in their respective issuers, which would not qualify as real estate assets. By virtue of our ownership of partnership interests in our Operating Partnership, we will be considered to own our pro rata share of these assets. We believe that the collective value of our pro rata shares of the value of the securities of the residential development corporations and our other TRSs does not exceed 20% of the value of our assets. These beliefs are based in part upon our analysis of the estimated values of the various securities owned by our Operating Partnership relative to the estimated value of the total assets owned by our Operating Partnership. No independent appraisals will be obtained to support this conclusion, and our tax counsel, in rendering its opinion as to our qualification as a REIT, is relying on our conclusions as to the value of the various securities and other assets. The IRS may assert, however, that the values of the various securities held by us through our Operating Partnership, in the aggregate, exceed the 20% value limitation. Finally, if our Operating Partnership were treated for tax purposes as a corporation rather than as a partnership, we would violate the 5% or 10% value limitation, and the treatment of any of our Operating Partnership's subsidiary partnerships as a corporation rather than as a partnership could also violate one or the other, or both, of these limitations. In the opinion of our tax counsel, for federal income tax purposes our Operating Partnership and all the subsidiary partnerships will be treated as partnerships and not as either associations taxable as corporations or publicly traded partnerships. See
"-- Tax Aspects of Our Investments in Our Operating Partnership, the Subsidiary Partnerships and Our TRSs" below.

     The various percentage requirements must be satisfied not only on the date we first acquire corporate securities, but also each time we increase our ownership of securities (including as a result of increasing our interest in our Operating Partnership either with the proceeds of this offering or by acquiring units from limited partners of our Operating Partnership upon the exercise of their rights, subject to certain restrictions, to exchange their units for our common shares on a one-for-two basis). Although we plan to take steps to ensure that we satisfy the 5% and 10% value limitations for any quarter with respect to which retesting is to occur, there can be no assurance that such steps (i) will always be successful; (ii) will not require a reduction in our overall interest in the various corporations; or (iii) will not restrict the ability of the residential development corporations to increase the sizes of their respective businesses, unless the value of our assets is increasing at a commensurate rate.

     Distribution Requirements. Each taxable year, we must distribute dividends (other than capital gain dividends and deemed distributions of retained capital gain) to our shareholders in an aggregate amount at least equal to (1) the sum of 90% of (A) our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain or loss) and (B) our net income (after tax), if any, from foreclosure property, minus (2) certain items of non-cash income.

     We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration.

     We will pay federal income tax at regular corporate rates on taxable income (including net capital gain) that we do not distribute to shareholders. Furthermore, we will incur a 4% nondeductible excise tax if we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of
(1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year, and (3) any undistributed taxable income from prior periods. The excise tax is on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See "-- Taxation of Taxable U.S. Shareholders" for purposes of the 4% excise tax, we will be treated as having distributed any such retained amount.

     We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the partnership agreement of our Operating Partnership (the "Partnership Agreement") authorizes the General Partner to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements. It is possible, however, that, from time to time, we may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and

(ii) the inclusion of such income and deduction of such expenses in arriving at our "REIT taxable income." Issues may also arise as to whether certain items should be included in income. In addition, it is possible that certain creative financing or creative acquisition techniques used by the Operating Partnership may result in income (such as income from cancellation of indebtedness or gain upon the receipt of assets in foreclosure the fair market value of which exceeds the Operating Partnership's basis in the debt that was foreclosed upon) that is not accompanied by cash proceeds. In this regard, the modification of a debt can result in taxable gain equal to the difference between the holder's basis in the debt and the principal amount of the modified debt. Based on the foregoing, we may have less cash available for distribution in a particular year than is necessary to meet our annual distribution requirement or to avoid tax with respect to capital gain or the excise tax imposed on certain undistributed income for such year. To meet the distribution requirement necessary to qualify as a REIT or to avoid tax with respect to capital gain or the excise tax imposed on certain undistributed income, we may find it appropriate to arrange for borrowings through the Operating Partnership or to pay distributions in the form of taxable share dividends.

     Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying deficiency dividends to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

     Record Keeping Requirements. We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis certain information from our shareholders designed to disclose the actual ownership of our outstanding stock. We have complied, and we intend to continue to comply, with such requirements.

     Failure to Qualify. If we failed to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Such distributions would, however, be "qualified dividend income," which is potentially taxable at long-term capital gain rates for individual shareholders. Furthermore, subject to certain limitations of the Code, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from electing taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

TAXATION OF SERIES A PREFERRED SHARES

     Distributions of Series A Preferred Shares. Distributions with respect to the Series A preferred shares will be taxable as described below in "-- Taxation of Taxable U.S. Shareholders," "-- Taxation of Tax-Exempt U.S. Shareholders" and "-- Taxation of Non-U.S. Shareholders."

     Redemption or Conversion of Series A Preferred Shares to Common
Shares. Assuming that Series A preferred shares will not be redeemed or converted at a time when there are distributions in arrears, in general, no gain or loss will be recognized for federal income tax purposes upon the redemption or conversion of the Series A preferred shares at the option of the holder solely into common shares. The basis that a holder will have for tax purposes in the common shares received will be equal to the adjusted basis the holder had in the Series A preferred shares so redeemed or converted and, provided that the Series A preferred shares were held as a capital asset, the holding period for the common shares received will include the holding period for the Series A preferred shares redeemed or converted. A holder, however, generally will recognize gain or loss on the receipt of cash in lieu of a fractional common share in an amount equal to the difference between the amount of cash received and the holder's adjusted basis in such fractional share.

     If a redemption or conversion occurs when there is a dividend arrearage on the Series A preferred shares and the fair market value of the common shares exceeds the issue price of the Series A preferred shares, a portion of the common shares received might be treated as a dividend distribution taxable as ordinary income.

     Adjustments to Conversion Price. Under Section 305 of the Code, holders of preferred stock may be deemed to have received a constructive distribution of stock that is taxable as a dividend where the conversion ratio is adjusted to reflect a cash or property distribution with respect to the common stock into which it is convertible. An adjustment to the conversion price made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders, however, will generally not be considered to result in a constructive distribution of stock. Certain of the possible adjustments provided in the Series A preferred shares may not qualify as being pursuant to a bona fide, reasonable adjustment formula. If a nonqualifying adjustment were made, the holders of the Series A preferred shares might be deemed to have received a taxable stock dividend.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     As long as we qualify as a REIT, a taxable U.S. shareholder must take into account distributions out of our current or accumulated earnings and profits (and that we do not designate as capital gain dividends or retained long-term capital gain) as ordinary income. Such distributions will not qualify for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a holder of common shares or Series A preferred shares that for U.S. federal income tax purposes is:

     - a citizen or resident of the United States;

     - a corporation, partnership, or other entity created or organized in or under the laws of the United States or any state thereof;

     - an estate whose income is subject to U.S. federal income taxation regardless of its source; or

     - any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date that elect to continue to be treated as U.S. persons, shall be considered U.S. shareholders.

     In determining the extent to which a distribution on the Series A preferred shares constitutes a dividend for federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to preferred shares and then to distributions with respect to our common shares. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to the holders of the Series A preferred shares will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to the holders of the Series A preferred shares for the year and the denominator of which will be the total dividends paid to the holders of all classes of our shares for the year.

     A U.S. shareholder will recognize distributions that we designate as capital gain dividends as long-term capital gain (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. shareholder has held its common shares or Series A preferred shares. Subject to certain limitations, we will designate our capital gain dividends as either 20% or 25% rate distributions. A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

     We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

     A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits except to the extent it exceeds the adjusted basis of the U.S. shareholder's common shares or Series A preferred shares. Instead, such distribution in excess of earnings and profits will reduce the adjusted basis of such shares. To the extent a distribution exceeds both our current and accumulated earnings and profits and the U.S. shareholder's adjusted basis in its common shares or Series A preferred shares, the U.S. shareholder will recognize long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the common shares or Series A preferred shares are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

     Taxation of U.S. Shareholders on the Sale or Exchange of the Common Shares or Series A Preferred Shares. In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common shares or Series A preferred shares as long-term capital gain or loss if the U.S. shareholder has held the common shares or Series A preferred shares for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder must treat any loss upon a sale or exchange of common shares or Series A preferred shares held by such shareholder for six months or less (after applying certain holding period rules) as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss a U.S. shareholder realizes upon a taxable disposition of the common shares or Series A preferred shares may be disallowed if the U.S. shareholder purchases additional common shares or Series A preferred shares within the 61-day period beginning 30 days before and ending 30 days after the disposition.

     Redemption of the Series A Preferred Shares. The treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of the Series A preferred shares can only be determined on the basis of particular facts as to each holder at the time of redemption. In general, a holder of Series A preferred shares will recognize capital gain or loss measured by the difference between the amount received by the holder of Series A preferred shares upon the redemption and such holder's adjusted tax basis in the Series A preferred shares redeemed (provided the Series A preferred shares are held as a capital asset) if such redemption (i) results in a "complete termination" of the holder's interest in all classes of shares of the Company under Section 302(b)(3) of the Code, (ii) is "substantially disproportionate" with respect to the holder's interest in our shares under
Section 302(b)(2) of the Code (which will not be the case if only preferred shares are redeemed, since they generally do not have voting rights), or (iii) is "not essentially equivalent to a dividend" with respect to the holder of the Series A preferred shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only any Series A preferred shares owned by the holder of Series A preferred shares, but also such holder's ownership of common shares, other series of preferred shares and any other options (including share purchase rights) to acquire any of the foregoing. The holder of Series A preferred shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Section 318 and 302(c) of the Code.

     If a particular holder of Series A preferred shares owns (actually or constructively) none of our common shares or an insubstantial percentage of our outstanding common shares, based upon current law, it is probable that the redemption of Series A preferred shares from such a holder would be considered "not essentially equivalent to a dividend." However, whether a dividend is "not essentially equivalent to a dividend" depends on all of the facts and circumstances, and a holder of Series A preferred shares intending to rely on any of these tests at the time of redemption should consult its own tax advisor to determine their application to its particular situation.

     If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the Series A preferred shares will be treated as a distribution on the Series A preferred shares. If the redemption is taxed as a dividend, the holder's tax basis in the Series A preferred shares will be transferred to any other shares held by the holder. If the holder of Series A preferred shares owns none of our other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

     Proposed Treasury Regulations would, if adopted, alter the method for recovering a holder's adjusted tax basis in any of our shares redeemed in a dividend equivalent redemption. Under the Proposed Treasury Regulations, a holder would be treated as realizing a capital loss on the date of the dividend equivalent redemption equal to the adjusted tax basis of the shares redeemed, subject to adjustments. The recognition of such loss would generally be deferred until the occurrence of specified events, such as, for example, the holder ceasing to actually or constructively own any shares. There can be no assurance that the Proposed Treasury Regulations will be adopted, or that they will be adopted in their current form.

     Capital Gains and Losses. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate on ordinary income exceeds the maximum tax rate on long-term capital gain applicable to non-corporate taxpayers. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property" (i.e., depreciable real property) is, to the extent that such gain would have been treated as ordinary income if the property were "Section 1245 property," higher than the maximum long-term capital gain rate otherwise applicable. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we may designate (subject to certain limits) whether such a distribution is taxable to our non-corporate shareholders at the lower or higher rate. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers is significant. A U.S. shareholder required to include retained long-term capital gains in income will be deemed to have paid, in the taxable year of the inclusion, its proportionate share of the tax paid by us in respect of such undistributed net capital gains. U.S. shareholders subject to these rules will be allowed a credit or a refund, as the case may be, for the tax deemed to have been paid by such shareholders. U.S. shareholders will increase their basis in their common shares or Series A preferred shares by the difference between the amount of such includible gains and the tax deemed paid by the U.S. shareholder in respect of such gains. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer generally may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

     Recent Tax Legislation. On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003. Under the Act, the current maximum tax rate on the long-term capital gains of non-corporate taxpayers is reduced by 15% for taxable years beginning on or before December 31, 2008. The Act also reduced the tax rate on "qualified dividend income" to the maximum capital gains rate. Because, as a REIT, we are not generally subject to tax on the portion of our REIT taxable income or capital gains distributed to our stockholders, our distributions are not generally eligible for this new tax rate on dividends. As a result, our ordinary REIT distributions continue to be taxed at the higher tax rates applicable to ordinary income. However, the new 15% rate does generally apply to:

     - a shareholder's long-term capital gain, if any, recognized on the disposition of our shares;

     - distributions we designate as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case the 25% tax rate applies);

     - distributions attributable to dividends we receive from non-REIT corporations; and

     - distributions to the extent attributable to income upon which we have paid corporate tax (for example, the tax we would pay if we distributed less than all of our taxable REIT income).

     Without further legislation, the maximum tax rate on long-term capital gains will revert to 20% in 2009.

     Information Reporting Requirements and Backup Withholding. We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 28% with respect to our distributions unless such holder (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

TAXATION OF TAX-EXEMPT U.S. SHAREHOLDERS

     Most tax-exempt employees' pension trusts are not subject to federal income tax except to the extent of their receipt of "unrelated business taxable income," or "UBTI." Distributions by us to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of our shares with "acquisition indebtedness" and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. In addition, certain pension trusts that own more than 10% of a "pension-held REIT" must report a portion of the dividends that they receive from such a REIT as UBTI. We have not been and do not expect to be treated as a pension-held REIT for purposes of this rule.

TAXATION OF NON-U.S. SHAREHOLDERS

     The rules governing U.S. federal income taxation of non-U.S. shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of common shares or Series A preferred shares, including any reporting requirements. As used herein, the term "non-U.S. shareholder" means any shareholder other than a U.S. shareholder.

     Ordinary Dividends. A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests (as defined below) and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a non-U.S. corporation). We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless (i) a lower treaty rate applies and the non-U.S. shareholder (or beneficial owner in the case of shares owned through a pass-through entity that is not acting as a withholding foreign partnership or trust) provides IRS Form W-8BEN to us evidencing eligibility for that reduced rate, (ii) the non-U.S. shareholder provides an IRS Form W-8ECI to us claiming that the distribution is effectively connected income, or (iii) the non-U.S. shareholder holds shares through a "qualified intermediary" that has elected to perform any necessary withholding itself.

     Return of Capital. A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of its common shares or Series A preferred shares. Instead, such a distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common shares or Series A preferred shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common shares or Series A preferred shares, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

     Capital Gain Dividends. For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of "U.S. real property interests" under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). The term "U.S. real property interests" includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property, but excludes mortgage loans and mortgage-backed securities. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal rates applicable to the business income of U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on distributions subject to FIRPTA. We must withhold 35% of any distribution that we could designate as a capital gain dividend. However, if we make a distribution and later designate it as a capital gain dividend, then (although such distribution may be taxable to a non-U.S. shareholder) it is not subject to withholding under FIRPTA. Instead, we must make-up the 35% FIRPTA withholding from distributions made after the designation, until the amount of distributions withheld at 35% equals the amount of the distribution designated as a capital gain dividend. A non-U.S. shareholder may receive a credit against its FIRPTA tax liability for the amount we withhold.

     Distributions to a non-U.S. shareholder that we designate at the time of distribution as capital gain dividends that are not attributable to or treated as attributable to our disposition of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below under "-- Sale of Shares."

     Sale of Shares. A non-U.S. shareholder generally will not incur tax under FIRPTA on gain from the sale of its common shares or Series A preferred shares as long as we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period non-U.S. persons held, directly or indirectly, less than 50% in value of the stock. We anticipate that we will continue to be a "domestically controlled REIT." in addition, a non-U.S. shareholder that owns, actually or constructively, 5% or less of our outstanding common shares or Series A preferred shares at all times during a specified testing period will not incur tax under FIRPTA if the common shares or Series A preferred shares are "regularly traded" on an established securities market. If neither of these exceptions were to apply, the gain on the sale of the common shares or Series A preferred shares would be taxed under FIRPTA, in which case a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

     A non-U.S. shareholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains. Capital gains dividends not subject to FIRPTA will be subject to similar rules.

     Backup Withholding. Backup withholding tax (which generally is withholding tax imposed at the rate of 28% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions to a non-U.S. shareholder provided that the non-U.S. shareholder certifies under penalty of perjury that the shareholder is a non-U.S. shareholder, or otherwise establishes an exemption. Information reporting will generally apply to distributions of income to a non-U.S. shareholder. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of common shares or Series A preferred shares effected at a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of common shares or Series A preferred shares by a foreign office of a broker that:

     - is a U.S. person;

     - derives 50% or more of its gross income for a specified three year period from the conduct of a trade or business in the U.S.;

     - is a "controlled foreign corporation" (generally, a foreign corporation controlled by U.S. shareholders) for U.S. tax purposes; or

     - is a foreign partnership, if at any time during its tax year, 50% or more of its income or capital interest is held by U.S. persons or if it is engaged in the conduct of a trade or business in the U.S.

     Information reporting will not apply under these circumstances if the broker has documentary evidence in its records that the holder or beneficial owner is a non-U.S. shareholder and certain other conditions are met, or the shareholder otherwise establishes an exemption. Payment of the proceeds of a sale of common shares or Series A preferred shares effected at a U.S. office of a broker is subject to both backup withholding and information reporting unless the shareholder certifies under penalty of perjury that the shareholder is a non-U.S. shareholder, or otherwise establishes an exemption. Backup withholding is not an additional tax. A non-U.S. shareholder may obtain a refund of excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

OTHER TAX CONSEQUENCES

     State and Local Taxes. We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our securities.

TAX ASPECTS OF OUR INVESTMENTS IN OUR OPERATING PARTNERSHIP, THE SUBSIDIARY PARTNERSHIPS AND OUR TRSS

     The following discussion summarizes the material federal income tax considerations applicable to our direct or indirect investments in the Operating Partnership and its subsidiary partnerships and our TRSs. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

     Classification as Partnerships. Our tax counsel has opined, based on the provisions of the Partnership Agreement and the partnership agreements and operating agreements of the various subsidiary partnerships, certain factual assumptions and certain representations described in the opinion, that the Operating Partnership and the subsidiary partnerships will each be treated as a partnership and not as either an association taxable as a corporation for federal income tax purposes, or a "publicly traded partnership" taxable as a corporation. Unlike a ruling from the IRS, however, an opinion of counsel is not binding on the IRS or the courts, and no assurance can be given that the IRS will not challenge the status of the Operating Partnership and its subsidiary partnerships as partnerships for federal income tax purposes. If for any reason the Operating Partnership were taxable as a corporation rather than as a partnership for federal income tax purposes, we would fail to qualify as a REIT because we would not be able to satisfy the income and asset requirements. See "-- Taxation of Crescent," above. In addition, any change in the Operating Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distributions. See "-- Taxation of Crescent," above. Further, items of income and deduction for the Operating Partnership would not pass through to the respective partners, and the partners would be treated as shareholders for tax purposes. The Operating Partnership would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Operating Partnership's taxable income. Similarly, if any of the subsidiary partnerships were taxable as a corporation rather than as a partnership for federal income tax purposes, such treatment might cause us to fail to qualify as a REIT, and in any event such partnership's items of income and deduction would not pass through to its partners, and its net income would be subject to income tax at regular corporate rates.

     Income Taxation of the Operating Partnership and its Partners. The partners of the Operating Partnership are subject to taxation. The Operating Partnership itself is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of the Operating Partnership's income, gains, losses, deductions and credits for any taxable year of the Operating Partnership ending during our taxable year, without regard to whether we have received or will receive any distribution from the Operating Partnership. The Operating Partnership's income, gains, losses, deductions and credits for any taxable year will include its allocable share of such items from its subsidiary partnerships.

     Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income, gain and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

     Tax Allocations with Respect to Contributed Properties.  Pursuant to
Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property and has received contributions of appreciated property since its formation. In general, the fair market value of the properties initially contributed to the Operating Partnership were substantially in excess of their adjusted tax bases. The Partnership Agreement requires that allocations attributable to each item of initially contributed property be made so as to allocate the tax depreciation available with respect to such property first to the partners other than the partner that contributed the property, to the extent of, and in proportion to, such partners' share of book depreciation, and then, if any tax depreciation remains, to the partner that contributed the property. Accordingly, the Operating Partnership's allocations of depreciation deductions allocable will not correspond exactly to the percentage interests of the partners. Upon the disposition of any item of initially contributed property, any gain attributable to an excess at such time of basis for book purposes over basis for tax purposes will be allocated for tax purposes to the contributing partner and, in addition, the Partnership Agreement provides that any remaining gain will be allocated for tax purposes to the contributing partners to the extent that tax depreciation previously allocated to the noncontributing partners was less than the book depreciation allocated to them. These allocations are intended to be consistent with Section 704(c) of the Code and with Treasury Regulations thereunder. The tax treatment of properties contributed to the Operating Partnership subsequent to its formation is expected generally to be consistent with the foregoing.

     In general, the partners who contribute property to the Operating Partnership will be allocated depreciation deductions for tax purposes that are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets (including our properties) that have a Book-Tax Difference, all income attributable to such Book-Tax Difference will generally be allocated to the contributing partners, including us, and each partner will generally be allocated only its share of capital gains attributable to appreciation, if any, occurring after the closing of any offering of securities hereunder. This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of
Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands the Operating Partnership will cause us to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See "-- Requirements for REIT
Qualification -- Distribution Requirements." the foregoing principles also apply in determining our earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had we purchased the contributed assets at their agreed values.

     Sale of the Operating Partnership's Property. Generally, any gain realized by the Operating Partnership on the sale of property held by the Operating Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by the Operating Partnership on the disposition of contributed properties will be allocated first to the partners of the Operating Partnership under Section 704(c) of the Code to the extent of their "built-in gain" on those properties for federal income tax purposes. The partners' "built-in gain" on the contributed properties sold will equal the excess of the partners' proportionate share of the book value of those properties over the partners' tax basis allocable to those properties at the time of the contribution. Any remaining gain recognized by the Operating Partnership on the disposition of the contributed properties, and any gain recognized by the Operating Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership.

     Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of the Operating Partnership's business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties, and to make such occasional sales of properties as are consistent with these investment objectives.

     Taxation of the Residential Development Corporations and Other TRSs. A portion of the amounts to be used to fund distributions to shareholders is expected to come from the residential development corporations and other TRSs through dividends on stock thereof held by the Operating Partnership and interest on the residential development property mortgages held by the Operating Partnership. The residential development corporations and other TRSs will pay federal, state and local income taxes on their taxable incomes at normal corporate rates, which taxes will reduce the cash available for distribution by us to our shareholders.

                                  UNDERWRITING

     We and the underwriters for this offering named below have entered into an underwriting agreement concerning the Series A preferred shares being offered. The underwriters' obligations are several and not joint, which means that each underwriter is required to purchase a specified number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of Series A preferred shares set forth opposite its name below.

                                                               NUMBER OF
UNDERWRITERS                                                    SHARES
------------                                                   ---------
Bear, Stearns & Co. Inc. ...................................
BB&T Capital Markets/Scott & Stringfellow, Inc. ............
Stifel, Nicolaus & Company, Incorporated....................
                                                               ---------
  Total.....................................................   2,250,000

     The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement. The underwriters are severally committed to purchase all of the Series A preferred shares being offered if any shares are purchased, other than those shares covered by the over-allotment option described below.

     We have granted the underwriters an option to purchase up to 337,500 additional Series A preferred shares to be sold in this offering at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The underwriters may exercise this option solely to cover over-allotments, if any. This option may be exercised, in whole or in part, at any time within 30 days after the date of this prospectus supplement. To the extent the option is exercised, the underwriters will be severally committed, subject to certain conditions, to purchase the additional Series A preferred shares in proportion to their respective commitments as indicated in the table above.

     The following table provides information regarding the per share and total underwriting discounts and commissions that we will pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 337,500 the Series A preferred shares.

                                             PER SHARE                           TOTAL
                                  -------------------------------   -------------------------------
                                     WITHOUT            WITH           WITHOUT            WITH
                                  OVER-ALLOTMENT   OVER-ALLOTMENT   OVER-ALLOTMENT   OVER-ALLOTMENT
                                  --------------   --------------   --------------   --------------
Underwriting discounts and
  commissions payable by us.....     $[    ]          $[    ]          $[    ]          $[    ]

     We estimate that the total expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately
$[     ].

     The underwriters propose to offer the Series A preferred shares directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement and to selected dealers at such price less a
concession not to exceed $[     ] per share. The underwriters may allow, and
such selected dealers may reallow, a concession not to exceed $[     ] per
share. The Series A preferred shares will be available for delivery, when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offering without notice. The underwriters reserve the right to reject any order for purchase of the shares in whole or in part. After the commencement of this offering, the underwriters may charge the public offering price and other selling terms.

     We have agreed in the underwriting agreement to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and, where such indemnification is unavailable, to contribute to payments that the underwriters may be required to make in respect of such liabilities.

     In order to facilitate this offering of the Series A preferred shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Series A preferred shares in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

     The underwriters may over-allot the Series A preferred shares in connection with this offering, creating a short position for their own account. Short sales involve the sale by the underwriters of a greater number of shares than they are committed to purchase in this offering. A short position may involve either "covered" short sales or "naked" short sales. Covered short sales are sales made in an amount not greater than the underwriters' over-allotment option to purchase additional Series A preferred shares as described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares in the open market. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares from us through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A preferred shares in the open market after pricing that could adversely affect investors who purchase in this offering.

     Accordingly, to cover these short sales positions or to stabilize the market price of the Series A preferred shares, the underwriters may bid for, and purchase, Series A preferred shares in the open market. These transactions may be effected on the NYSE or otherwise. Additionally, the representatives, on behalf of the underwriters, may also reclaim selling concessions allowed to an underwriter or dealer. Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales or to stabilize the market price of our Series A preferred shares may have the effect of raising or maintaining the market price of our Series A preferred shares or preventing or mitigating a decline in the market price of our Series A preferred shares. As a result, the price of the Series A preferred shares may be higher than the price that might otherwise exist in the open market. No representation is made as to the magnitude or effect of any such stabilization or other activities. The underwriters are not required to engage in these activities and, if commenced, may discontinue any of these activities at any time.

     From time to time, the underwriters and/or their affiliates have provided, and may continue to provide in the future, investment banking, general financing and banking services to us and our affiliates for which they have received, and expect to receive, customary compensation.

                                 LEGAL MATTERS

     The validity of the Series A preferred shares offered by this prospectus supplement will be passed upon for us by Shaw Pittman LLP, a limited liability partnership including professional corporations. In addition, the description of federal income tax consequences contained in this prospectus supplement under "Federal Income Tax Consequences" is, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, based upon the opinion of Shaw Pittman LLP. Certain legal matters relating to the securities will be passed upon for the underwriters by Willkie Farr & Gallagher LLP.

                                    EXPERTS

     The consolidated financial statements and schedule of Crescent Real Estate Equities Company and subsidiaries as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, included in Crescent Real Estate Equities Company's Current Report on Form 8-K filed January 8, 2004, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at:

        Public Reference Section
        Securities and Exchange Commission
        Room 1024, Judiciary Plaza
        450 Fifth Street, N.W.
        Washington, D.C. 20549

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     We have filed with the SEC a registration statement (of which this prospectus supplement and the accompanying prospectus form a part) on Form S-3 under the Securities Act with respect to our securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, including the exhibits and schedules thereto, parts of which are omitted as permitted by the rules and regulations of the SEC.

     We are "incorporating by reference" the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and all information that we file after the date of this prospectus supplement with the SEC will also be incorporated by reference herein and, as appropriate, may automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (Exchange Act File No. 001-13038) including without limitation any and all Forms 8-K filed subsequent to the date of this prospectus supplement.

     - Current Report on Form 8-K filed on January 8, 2004

     - Current Report on Form 8-K filed on January 8, 2004

     - Quarterly Report on Form 10-Q for the quarter ended September 30, 2003

     - Quarterly Report on Form 10-Q for the quarter ended June 30, 2003

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2003

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2002

     - Registration Statement on Form 8-A filed on February 13, 1998, as amended by a Form 8-A/A filed on February 18, 1998

     You may request a copy of these documents, except the exhibits to these documents (unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them), at no cost, by writing or telephoning our offices at the following address and telephone number:

        Keira Moody
        Vice President, Investor Relations
        Crescent Real Estate Equities Company
        777 Main Street
        Suite 2100
        Fort Worth, Texas 76102
        (817) 321-2100

     You should rely only on the information in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any incorporated document is accurate as of any date other than the date of the document.

PROSPECTUS

                                 $1,500,000,000

                                (CRESCENT LOGO)

           PREFERRED SHARES, COMMON SHARES AND COMMON SHARE WARRANTS

                             ---------------------

     We may from time to time offer, in one or more series, separately or together, the following:

     - our preferred shares of beneficial interest;

     - our common shares of beneficial interest; or

     - warrants to purchase our common shares.

     The aggregate initial public offering price of the securities that we may offer through this prospectus will be up to $1,500,000,000.

     We will offer our securities in amounts, at prices and on terms to be determined at the time we offer such securities. When we sell a particular series of securities, we prepare a prospectus supplement describing the offering and the terms of that series of securities.

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN OUR SECURITIES.

     Please read this prospectus and the applicable supplement carefully before you invest.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is April 22, 2002.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we, Crescent Real Estate Equities Company, filed with the Securities and Exchange Commission, which is also referred to in this prospectus supplement as the SEC or the Commission, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1.5 billion. This prospectus provides you with a general description of these securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with additional information described under the heading "Where You Can Find More Information." The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC's web site or at the SEC offices listed under the heading "Where You Can Find More Information."

     References to "we," "us" or "our" refer to Crescent Real Estate Equities Company and, unless the context otherwise requires, Crescent Real Estate Equities Limited Partnership, which we refer to as the Operating Partnership. We conduct our business and operations through the Operating Partnership and these subsidiaries. The term "you" refers to a prospective investor. The sole general partner of the Operating Partnership is Crescent Real Estate Equities, Ltd., a wholly owned subsidiary of Crescent Real Estate Equities Company.

          CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

     Our prospectus, including our documents incorporated herein by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also, documents which we subsequently file with the SEC and are incorporated herein by reference will contain forward-looking statements. When we refer to forward-looking statements or information, sometimes we use words such as "may," "will," "could," "should," "plan," "intend," "expect," "believe," "estimate," "anticipate" and "continue." In particular, the risk factors included or incorporated by reference in this prospectus describe forward-looking information. The risk factors address material risks known to us but are not all-inclusive, particularly with respect to possible future events. Other parts of, or documents incorporated by reference into, our prospectus may also include forward-looking information. Many events can occur that would cause our actual results to be different than those described. These factors include:

     - Our inability, as the most significant secured and unsecured creditor of Crescent Operating, Inc., to obtain the confirmation of a proposed prepackaged bankruptcy plan of Crescent Operating that would bind all creditors and Crescent Operating shareholders;

     - Our inability to successfully integrate the lessee interests in the resort/hotel properties and the voting interests in the residential development corporations and related entities that we acquired from Crescent Operating in transfers made in lieu of foreclosure, into our current business and operations;

     - Our inability to distribute to our common shareholders shares of a new entity to purchase Crescent Operating's interest in AmeriCold Logistics, LLC, the tenant of our temperature-controlled logistics properties;

     - Further deterioration or continued underperformance in the resort/business class hotel markets or in the market for residential land or luxury residences, which include single-family homes, townhomes and condominiums, or in the economy generally;

     - Our ability, at our office properties, to timely lease unoccupied square footage and timely re-lease occupied square footage upon expiration on favorable terms, which may be adversely affected by changes in real estate conditions (including rental rates and competition from other properties and new development of competing properties or a general downturn in the economy);

     - Financing risks, such as the ability to generate revenue sufficient to service and repay existing or additional debt, the ability to meet applicable debt covenants, our ability to fund the share repurchase program, increases in debt service associated with increased debt and with variable-rate debt, and the ability to consummate financings and refinancings on favorable terms and within any applicable time frames;

     - Continued adverse conditions in the temperature-controlled logistics business (including both industry-specific conditions and a general downtown in the economy) which may further jeopardize the ability of AmeriCold Logistics to pay rent;

     - Adverse changes in the financial condition of existing tenants;

     - The concentration of a significant percentage of our assets in Texas;

     - Our ability to find acquisition and development opportunities which meet our investment strategy;

     - The existence of complex regulations relating to our status as a real estate investment trust, or REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT; and

     - Other risks detailed from time to time in our filings with the SEC.

     Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements. We also make no promise to update any of the forward-looking statements, or to publicly release the results if we revise any of them. You should carefully review the risks and the risk factors described under "Risk Factors" beginning on Page 3, as well as the other information in this prospectus before buying our securities.

                     CRESCENT REAL ESTATE EQUITIES COMPANY

GENERAL

     We operate as a REIT for federal income tax purposes. We provide management, leasing and development services for some of our properties and conduct all of our business through our Operating Partnership and its subsidiaries. We are structured to facilitate and maintain our qualification as a REIT. This structure permits persons contributing properties (or interests in properties) to us to defer some or all of the tax liability that they otherwise might have incurred in connection with the sale of assets to us.

     Our principal executive offices are located at 777 Main Street, Suite 2100, Fort Worth, Texas 76102, and our telephone number is (817) 321-2100. Our Web site address is www.cei-crescent.com. The information contained on our Web site is not a part of this prospectus.

     As of December 31, 2001, our assets and operations were composed of four investment segments:

     - Office Segment;

     - Resort/Hotel Segment;

     - Residential Development Segment; and

     - Temperature-Controlled Logistics Segment.

     Within these segments, we owned or had an interest in the following real estate assets as of December 31, 2001:

     - the OFFICE SEGMENT consisted of 74 office properties located in 26 metropolitan submarkets in six states with an aggregate of approximately
       28.0 million net rentable square feet;

     - the RESORT/HOTEL SEGMENT consisted of five luxury and destination fitness resorts and spas with a total of 1,028 rooms/guest nights and four upscale business-class hotel properties with a total of 1,769 rooms;

     - the RESIDENTIAL DEVELOPMENT SEGMENT consisted of our ownership of real estate mortgages and non-voting common stock representing interests ranging from 90% to 95% in five unconsolidated residential development corporations, which in turn, through joint venture or partnership arrangements, owned 21 upscale residential development properties; and

     - the TEMPERATURE-CONTROLLED LOGISTICS SEGMENT consisted of our 40% interest in a general partnership which owns all of the common stock, representing substantially all of the economic interest, of AmeriCold Corporation, a REIT which, as of December 31, 2001, directly or indirectly owned 89 temperature-controlled logistics properties with an aggregate of approximately 445.2 million cubic feet (17.7 million square feet) of warehouse space.

     During the first quarter of 2002, we executed an agreement with Crescent Operating, pursuant to which Crescent Operating transferred to us, in lieu of foreclosure, Crescent Operating's lessee interests in the eight resort/hotel properties then leased to subsidiaries of Crescent Operating, the voting interests in three of our residential development corporations and other assets. We will fully consolidate the operations of the eight resort/hotel properties and the three residential development corporations as of the date of the transfers of these assets.

                                  RISK FACTORS

     Before you consider investing in our securities, you should be aware that there are risks in making this investment. You should carefully consider these risk factors together with all of the information included or incorporated by reference in this prospectus before you decide to invest in our securities. This section includes certain forward-looking statements.

WE DERIVE THE SUBSTANTIAL MAJORITY OF OUR OFFICE RENTAL REVENUES FROM GEOGRAPHICALLY CONCENTRATED MARKETS

     As of December 31, 2001, approximately 77% of our office portfolio, based on total net rentable square feet, representing 63% of our total revenues for the year ended December 31, 2001, was located in the metropolitan areas of Dallas/Fort Worth and Houston, Texas. Due to our geographic concentration in these metropolitan areas, any deterioration in economic conditions in the Dallas/Fort Worth or Houston metropolitan areas, or in other geographic markets in which we in the future may acquire substantial assets, could adversely affect our results of operations and our ability to make distributions to our shareholders and decrease our cash flow. In addition, we compete for tenants based on rental rates, attractiveness and location of a property and quality of maintenance and management services. An increase in the supply of properties competitive with ours in these markets could have a material adverse effect on our ability to attract and retain tenants in these markets.

OUR PERFORMANCE AND VALUE ARE SUBJECT TO GENERAL RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY

     Our economic performance and the value of our real estate assets, and consequently the value of our investments, will be adversely affected if our office, resort/hotel, residential development and temperature-controlled logistics properties do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures. Any reduction in the revenues that our properties generate will adversely affect our cash flow and ability to meet our obligations. As a real estate company, we are susceptible to the following real estate industry risks:

     - downturns in the national, regional and local economic conditions where our properties are located;

     - competition from other office, resort/hotel, residential development and temperature-controlled logistics properties;

     - adverse changes in local real estate market conditions, such as oversupply or reduction in demand for office space, resort/hotel space, luxury residences or temperature-controlled logistics storage space;

     - changes in tenant preferences that reduce the attractiveness of our properties to tenants;

     - tenant defaults;

     - zoning or other regulatory restrictions;

     - decreases in market rental rates;

     - costs associated with the need to periodically repair, renovate and re-lease space;

     - increases in the cost of maintenance, insurance and other operating costs, including real estate taxes, associated with one or more properties, which may occur even when circumstances such as market factors and competition cause a reduction in revenues from one or more properties; and

     - illiquidity of real estate investments, which may limit our ability to vary our portfolio promptly in response to changes in economic or other conditions.

WE MAY EXPERIENCE DIFFICULTY OR DELAY IN RENEWING LEASES OR RE-LEASING SPACE

     We derive most of our revenue directly or indirectly from rent received from our tenants. We are subject to the risks that, upon expiration, leases for space in our office properties may not be renewed, the space may not be re-leased, or the terms of renewal or re-lease, including the cost of required renovations or concessions to tenants, may be less favorable than current lease terms. In the event of any of these circumstances, our results of operations and our ability to meet our obligations could be adversely affected.

     As of December 31, 2001, office properties with leases for approximately
3.9 million, 3.5 million and 4.3 million square feet, representing approximately 15%, 14% and 17% of net rentable area, expire in 2002, 2003 and 2004, respectively. During these same three years, leases of approximately 39% of the net rentable area of our office properties in Dallas and approximately 52% of the net rentable area of our office properties in Houston expire.

MANY REAL ESTATE COSTS ARE FIXED, EVEN IF INCOME FROM OUR PROPERTIES DECREASES

     Our financial results depend primarily on leasing space in our office properties to tenants, renting rooms at our resorts and hotels and successfully developing and selling lots, single-family homes, condominiums, town homes and time-share units at our residential development properties, in each case on terms favorable to us. Costs associated with real estate investment, such as real estate taxes and maintenance costs, generally do not decrease even when a property is not fully occupied, or the rate of sales at a project decreases, or other circumstances cause a reduction in income from the investment.

     As a result, cash flow from the operations of our office properties may be reduced if a tenant does not pay its rent. Under those circumstances, we might not be able to enforce our rights as landlord without delays, and we might incur substantial legal costs. The income from our office properties also may be reduced if tenants are unable to pay rent or we are unable to rent properties on favorable terms. Our income from our resorts and hotels may be reduced if we are unable to rent a sufficient number of rooms on favorable terms, and our income from our residential development properties may decrease if we are unable to sell the lots or other components of a particular residential development project at the rates or on the terms we anticipated. Additionally, new properties that we may acquire or develop may not produce any significant revenue immediately, and the cash flow from existing operations may be insufficient to pay the operating expenses and debt service associated with that property until the property is fully leased.

WE MAY HAVE LIMITED FLEXIBILITY IN DEALING WITH OUR JOINTLY OWNED INVESTMENTS

     Our organizational documents do not limit the amount of funds that we may invest in properties and assets jointly with other persons or entities. Approximately 12% of the net rentable area of our office properties currently is held jointly with other persons or entities. In addition, as of December 31, 2001, all of our residential development corporations and our temperature-controlled logistics investments were owned jointly.

     Joint ownership of properties may involve special risks, including the possibility that our partners or co-investors might become bankrupt, that those partners or co-investors might have economic or other business interests or goals which are unlike or incompatible with our business interests or goals, and that those partners or co-investors may be in a position to take action contrary to our suggestions or instructions, or in opposition to our policies or objectives. Joint ownership also gives a third party the opportunity to influence the return we can achieve on some of our investments and may adversely affect our results of operations and our ability to meet our obligations. In addition, in many cases we do not control the timing or amount of distributions that we receive from the joint investment, and amounts otherwise available for distribution to us instead may be reinvested in the property or used for other costs and expenses of the joint operation.

ACQUISITIONS AND NEW DEVELOPMENTS MAY FAIL TO PERFORM AS EXPECTED

     We intend to focus our investment strategy on investment opportunities and markets considered "demand-driven," primarily within our office property segment, with a long-term strategy of acquiring properties at a cost significantly below that which would be required to develop a comparable property. Acquisition or development of properties entails risks that include the following, any of which could adversely affect our results of operations and our ability to meet our obligations:

     - We may not be able to identify suitable properties to acquire or may be unable to complete the acquisition of the properties we select for acquisition.

     - We may not be able to integrate new acquisitions into our existing operations successfully.

     - Our estimate of the costs of improving, repositioning or redeveloping an acquired property may prove to be too low, and, as a result, the property may fail to meet our estimates of the profitability of the property, either temporarily or for a longer time.

     - Office properties, resorts or hotels we acquire may fail to achieve the occupancy and rental or room rates we anticipate at the time we make the decision to invest in the properties, resulting in lower profitability than we expected in analyzing the properties.

     - Our pre-acquisition evaluation of the physical condition of each new investment may not detect certain defects or necessary repairs until after the property is acquired, which could significantly increase our total acquisition costs.

     - Our investigation of a property or building prior to its acquisition, and any representations we may receive from the seller, may fail to reveal various liabilities, which could effectively reduce the cash flow from the property or building, or increase our acquisition cost.

WE MAY BE UNABLE TO SELL PROPERTIES WHEN APPROPRIATE BECAUSE REAL ESTATE INVESTMENTS ARE ILLIQUID

     Real estate investments generally cannot be sold quickly. In addition, there are some limitations under federal income tax laws applicable to REITs that may limit our ability to sell assets. We may not be able to alter our portfolio promptly in response to changes in economic or other conditions. Our inability to respond quickly to adverse changes in the performance of our investments could have an adverse effect on our ability to meet our obligations.

WE MAY BE UNABLE TO INTEGRATE COPI'S RESORT/HOTEL AND RESIDENTIAL DEVELOPMENT SEGMENTS INTO OUR OPERATIONS SUCCESSFULLY

     In the first quarter of 2002, in satisfaction of some of its outstanding debt and rental obligations to us, Crescent Operating transferred to us, in lieu of foreclosure, its lessee interests in eight resort/hotel properties that it leased from us, its voting interests in three of our residential development corporations, in which we already owned the nonvoting stock, and other assets. We will face significant challenges in integrating these hotel and Residential Development Segments of Crescent Operating into our Resort/Hotel and Residential

Development Segments in a timely and efficient manner. The integration will be complex and time-consuming. The consolidation of operations will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition and integration process, as well as any unanticipated and undisclosed liabilities, could adversely affect our results of operations and our ability to meet our obligations. In addition, if the transfers were challenged by Crescent Operating's shareholders or creditors or other claims are made, we could incur additional costs in protecting our position. These risks would increase if Crescent Operating's proposed prepackaged bankruptcy plan were not consummated.

THE REVENUES FROM OUR NINE RESORT/HOTEL PROPERTIES ARE SUBJECT TO RISKS ASSOCIATED WITH THE HOSPITALITY INDUSTRY

     The following factors, among others, are common to the resort/hotel industry, and may reduce the receipts generated by our resort/hotel properties.

     - Based on features such as access, location, quality of accommodations, room rate structure and, to a lesser extent, the quality and scope of other amenities such as food and beverage facilities, our resort/hotel properties compete for guests with other resorts and hotels, a number of which have greater marketing and financial resources than our lessees or the resort/hotel property managers.

     - If there is an increase in operating costs resulting from inflation or other factors, we or the property managers may not be able to offset the increase by increasing room rates.

     - Our resort/hotel properties are subject to fluctuating and seasonal demands for business travel and tourism.

     - Our resort/hotel properties are subject to general and local economic conditions that may affect the demand for travel in general and other factors that are beyond our control, such as acts of terrorism.

     In addition, since September 11, 2001, our resort/hotel properties have experienced a decrease in occupancy, average rates and revenue per available room. For the year ended December 31, 2001, compared to the year ended December 31, 2000, the weighted average occupancy of our hotels decreased approximately 6%, the average daily rate decreased approximately 3%, revenue per available room decreased approximately 6% and same-store net operating income decreased by an average of 16%. Military actions against terrorists, new terrorist attacks (actual or threatened) and other political events could cause a lengthy period of uncertainty that might increase customer reluctance to travel and therefore adversely affect our results of operations and our ability to meet our obligations.

THE REVENUES FROM OUR NINE RESORT/HOTEL PROPERTIES, EVEN AFTER THE ACQUISITION OF CRESCENT OPERATING'S HOTEL OPERATIONS, DEPEND ON THIRD-PARTY OPERATORS THAT WE DO NOT CONTROL

     We own nine resort/hotel properties, eight of which are leased to our own subsidiaries. We currently lease the remaining resort/hotel property, the Omni Austin Hotel, to a third-party entity, HCD Austin Corporation. To maintain our status as a REIT, third-party property managers manage each of the nine resort/hotel properties. As a result, we are unable to directly implement strategic business decisions with respect to the operation and marketing of our resort/hotel properties, such as decisions about quality of accommodations, room rate structure and the quality and scope of other amenities such as food and beverage facilities and similar matters. The amount of revenue that we receive from the resort/hotel properties is dependent on the ability of the property managers to maintain and increase the gross receipts from these properties. Although we consult with the managers with respect to strategic business plans, the managers are under no obligation to implement any of our recommendations with respect to these matters. If the gross receipts of our resort/hotel properties decline, our revenues will decrease as well, which could adversely affect our results of operations and reduce the amount of cash available to meet our obligations.

THE PERFORMANCE OF OUR RESIDENTIAL DEVELOPMENT PROPERTIES IS AFFECTED BY NATIONAL, REGIONAL AND LOCAL ECONOMIC CONDITIONS

     Our residential development properties, which include The Woodlands and Desert Mountain, are generally targeted toward purchasers of high-end primary residences or seasonal secondary residences. As a result, the economic performance and value of these properties is particularly sensitive to changes in national, regional and local economic and market conditions. Economic downturns may discourage potential customers from purchasing new, larger primary residences or vacation or seasonal homes. In addition, other factors may affect the performance and value of a property adversely, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates (including the risk that increased interest rates may result in decreased sales of lots in any residential development property) and the availability to potential customers of financing. Adverse changes in any of these factors, each of which is beyond our control, could reduce the income that we receive from the properties, and adversely affect our ability to meet our obligations.

WE DO NOT CONTROL OUR TEMPERATURE-CONTROLLED LOGISTICS PROPERTIES, AND THE LESSEE MAY BE UNABLE TO MEET ALL OF ITS RENT OBLIGATIONS

     We own a 40% interest in the temperature-controlled logistics partnership that owns AmeriCold Corporation, which in turn directly or indirectly owns our temperature-controlled logistics properties. The temperature-controlled logistics properties are operated by, and leased to, AmeriCold Logistics, LLC, which is indirectly owned 60% by Vornado Operating, Inc. and 40% by COPI Cold Storage L.L.C. We have no ownership interest in AmeriCold Logistics and, thus, do not have the authority to control the management or operation of our temperature-controlled logistics properties.

     Pursuant to the leases, AmeriCold Logistics may elect to defer a portion of the rent for our temperature-controlled logistics properties for up to three years beginning on March 12, 1999, to the extent that available cash, as defined in the leases, is insufficient to pay such rent. The leases were amended on February 22, 2001 to extend the rent deferral period to December 31, 2003. Through December 31, 2001, AmeriCold Logistics had deferred approximately $49.9 million of rent, of which our portion was approximately $19.8 million. In December 2001, the temperature-controlled logistics partnership, as lessor, waived its rights to collect $39.8 million of the $49.9 million of deferred rent, of which our share was $15.9 million. The remaining deferred rent, or rent payable in the future, may not be paid in full on a timely basis.

     We cannot assure you that AmeriCold Logistics will operate our temperature-controlled logistics properties in a manner which will enable it to meet its ongoing rental obligations to us. In the event that AmeriCold Logistics is unable to make its rental payments, our cash flow would be adversely affected, which could affect our results of operations and our ability to meet our obligations.

THE AMOUNT OF DEBT THAT WE HAVE AND THE RESTRICTIONS IMPOSED BY THAT DEBT COULD ADVERSELY AFFECT OUR BUSINESS AND OUR FINANCIAL CONDITION

     We have a substantial amount of debt. As of December 31, 2001, we had approximately $2.2 billion of consolidated debt outstanding, of which approximately $1.5 billion was secured by approximately 32% of our gross total assets. In addition, as a result of our acquisition of Crescent Operating's lessee interests in eight resort/hotel properties then leased to subsidiaries of Crescent Operating, the voting interests in three of our residential development corporations and other assets, we are now required to consolidate an additional approximately $166.0 million of debt.

     Our organizational documents do not limit the level or amount of debt that we may incur. We do not have a policy limiting the ratio of our debt to our total capitalization or assets. The amount of debt we have and may have outstanding could have important consequences to you. For example, it could:

     - make it difficult to satisfy our debt service requirements;

     - prevent us from making distributions on our outstanding common shares and preferred shares;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, property acquisitions and other appropriate business opportunities that may arise in the future;

     - require us to dedicate increased amounts of our cash flow from operations to payments on our variable rate, unhedged debt if interest rates rise;

     - limit our flexibility in planning for, or reacting to, changes in our business and the factors that affect the profitability of our business;

     - limit our ability to obtain additional financing, if we need it in the future for working capital, debt refinancing, capital expenditures, acquisitions, development or other general corporate purposes;

     - increase the adverse effect on our available cash flow from operations that may result from changes in conditions in the economy in general and in the areas in which our properties are located; and

     - limit our flexibility in conducting our business, which may place us at a disadvantage compared to competitors with less debt.

     Our ability to make scheduled payments of the principal of, to pay interest on, or to refinance, our indebtedness will depend on our future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond our control. There can be no assurance that our business will continue to generate sufficient cash flow from operations in the future to service our debt or meet our other cash needs. If we are unable to do so, we may be required to refinance all or a portion of our existing debt, or to sell assets or obtain additional financing. We cannot assure you that any such refinancing, sale of assets or additional financing would be possible on terms that we would find acceptable.

     If we were to breach certain of our debt covenants, our lenders could require us to repay the debt immediately, and, if the debt is secured, could immediately take possession of the property securing the loan. In addition, if any other lender declared its loan due and payable as a result of a default, the holders of our public and private notes, along with the lenders under our credit facility, might be able to require that those debts be paid immediately. As a result, any default under our debt covenants could have an adverse effect on our financial condition, results of operations and our ability to meet our obligations.

WE ARE OBLIGATED TO COMPLY WITH FINANCIAL AND OTHER COVENANTS IN OUR DEBT THAT COULD RESTRICT OUR OPERATING ACTIVITIES, AND THE FAILURE TO COMPLY COULD RESULT IN DEFAULTS THAT ACCELERATE THE PAYMENT UNDER OUR DEBT

     Our secured debt generally contains customary covenants, including, among others, provisions:

     - relating to the maintenance of the property securing the debt;

     - restricting our ability to pledge assets or create other liens;

     - restricting our ability to incur additional debt;

     - restricting our ability to amend or modify existing leases; and

     - restricting our ability to enter into transactions with affiliates.

     Our unsecured debt generally contains various restrictive covenants. The covenants in our unsecured debt include, among others, provisions restricting our ability to:

     - incur additional debt;

     - incur additional secured debt and subsidiary debt;

     - make certain distributions, investments and other restricted payments, including distribution payments on our or our subsidiaries' outstanding common and preferred equity;

     - limit the ability of restricted subsidiaries to make payments to us;

     - enter into transactions with affiliates;

     - create certain liens;

     - sell assets;

     - enter into certain sale-leaseback transactions; and

     - consolidate, merge or sell all or substantially all of our assets.

     In addition, certain covenants in our bank facilities require us and our subsidiaries to maintain certain financial ratios.

     Any of the covenants described in this risk factor may restrict our operations and our ability to pursue potentially advantageous business opportunities. Our failure to comply with these covenants could also result in an event of default that, if not cured or waived, could result in the acceleration of all or a substantial portion of our debt.

RISING INTEREST RATES COULD ADVERSELY AFFECT OUR CASH FLOW AND THE MARKET PRICE OF OUR OUTSTANDING DEBT SECURITIES AND PREFERRED SHARES

     Of our approximately $2.2 billion of debt outstanding as of December 31, 2001, approximately $300 million bears interest at variable rates and is unhedged. We also may borrow additional funds at variable interest rates in the future, and we have entered, and in the future may enter, into other transactions to limit its exposure to rising interest rates. Increases in interest rates, or the loss of the benefits of any interest rate hedging arrangements, would increase our interest expense on our variable rate debt, which would adversely affect cash flow and our ability to service our debt and meet our obligations. In addition, an increase in market interest rates may lead purchasers of our securities to demand a higher annual yield, which could adversely affect the market price of our outstanding debt securities and preferred shares.

THE NUMBER OF SHARES AVAILABLE FOR FUTURE SALE COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR PUBLICLY TRADED SECURITIES

     We have entered into various private placement transactions whereby units and limited partnership interests in our Operating Partnership were issued in exchange for properties or interests in properties. These units and interests are currently exchangeable for our common shares on the basis of two shares for each one unit or, at our option, an equivalent amount of cash. Upon exchange for our common shares, those common shares may be sold in the public market pursuant to registration rights. As of December 31, 2001, approximately 6,594,521 units were outstanding, which were exchangeable for 13,189,042 of our common shares or, at our option, an equivalent amount of cash. In addition, as of December 31, 2001, the Operating Partnership had outstanding options to acquire approximately 1,197,143 units, of which 882,857 options were exercisable at a weighted average exercise price of $18.00 with a weighted average remaining contractual life of
4.8 years. We have also reserved a number of common shares for issuance pursuant to our employee benefit plans, and such common shares will be available for sale from time to time. As of December 31, 2001, we had outstanding options to acquire approximately 6,975,334 common shares, of which approximately 3,126,684 options were exercisable at a weighted average exercise price of $24.00, with a weighted average remaining contractual life of seven years. Our employees may also participate in an employee stock purchase plan that allows them to purchase up to 1,000,000 newly issued common shares. We cannot predict the effect that future sales of common shares, or the perception that such sales could occur, will have on the market prices of our equity securities.

ENVIRONMENTAL PROBLEMS ARE POSSIBLE AND MAY BE COSTLY

     Under various federal, state and local laws, ordinances and regulations, we may be required to investigate and clean up certain hazardous or toxic substances released on or in properties we own or operate, and also may be required to pay other costs relating to hazardous or toxic substances. This liability may be imposed without regard to whether we knew about the release of these types of substances or were responsible for their release. The presence of contamination or the failure to remediate properly contamination at any of our properties may adversely affect our ability to sell or lease those properties or to borrow using those properties as collateral. The costs or liabilities could exceed the value of the affected real estate. We have not been notified by any governmental authority, however, of any environmental non-compliance, liability or other environmental claim in connection with any of our properties, and we are not aware of any other environmental condition with respect to any of our properties that management believes would have a material adverse effect on our business, assets or results of operations taken as a whole.

     The uses of any of our properties prior to our acquisition of the property and the building materials used at the property are among the property-specific factors that will affect how the environmental laws are applied to our properties. In general, before we purchased each of our properties, independent environmental consultants conducted Phase I environmental assessments, which generally do not involve invasive techniques such as soil or ground water sampling, and where indicated, based on the Phase I results, conducted Phase II environmental assessments which do involve this type of sampling. None of these assessments revealed any materially adverse environmental condition relating to any particular property not previously known to us. We believe that all of those previously known conditions either have been remediated or are in the process of being remediated at this time. There can be no assurance, however, that environmental liabilities have not developed since these environmental assessments were prepared or that future uses or conditions (including changes in applicable environmental laws and regulations) or new information about previously unidentified historical conditions will not result in the imposition of environmental liabilities. If we are subject to any material environmental liabilities, the liabilities could adversely affect our results of operations and our ability to meet our obligations.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT COULD BE COSTLY

     Under the Americans with Disabilities Act of 1990, all public accommodations and commercial facilities must meet certain federal requirements related to access and use by disabled persons. Compliance with the ADA requirements could involve removal of structural barriers from certain disabled persons' entrances. Other federal, state and local laws may require modifications to or restrict further renovations of our properties with respect to such accesses. Although we believe that our properties are substantially in compliance with present requirements, noncompliance with the ADA or related laws or regulations could result in the United States government's imposition of fines or in the award to private litigants of damages against us. Costs such as these, as well as the general costs of compliance with these laws or regulations, may adversely affect our ability to meet our obligations.

DEVELOPMENT AND CONSTRUCTION RISKS COULD ADVERSELY AFFECT OUR PROFITABILITY

     We currently are developing, expanding or renovating some of our office or resort/hotel properties and may in the future engage in these activities for other properties we own. In addition, our residential development properties engage in the development of raw land and construction of single-family homes, condominiums, town homes and time-share units. These activities may be exposed to the following risks, each of which could adversely affect our results of operations and our ability to meet our obligations.

     - We may be unable to obtain, or suffer delays in obtaining, necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, which could result in increased costs or our abandonment of these activities.

     - We may incur costs for development, expansion or renovation of a property which exceed our original estimates due to increased costs for materials or labor or other costs that were unexpected.

     - We may not be able to obtain financing with favorable terms, which may make us unable to proceed with our development and other related activities on the schedule we originally planned or at all.

     - We may be unable to complete construction and sale or lease-up of a lot, office property or residential development unit on schedule, which could result in increased debt service expense or construction costs.

     Additionally, the time frame required for development, construction and lease-up of these properties means that we may have to wait a few years for a significant cash return. As a REIT, we are required to make cash distributions to our shareholders. If our cash flow from operations are not sufficient, we may be forced to borrow to fund these distributions, which could affect our ability to meet our other obligations.

COMPETITION FOR ACQUISITIONS MAY RESULT IN INCREASED ACQUISITION COSTS

     We plan to make select additional investments from time to time in the future and may compete for available investment opportunities with entities that have greater liquidity or financial resources. Several real estate companies may compete with us in seeking properties for acquisition or land for development and prospective tenants, guests or purchasers. This competition may increase the costs of any acquisitions that we make and adversely affect our results of operations and our ability to meet our obligations by:

     - reducing the number of suitable investment opportunities offered to us;
       and

     - increasing the bargaining power of property owners.

     In addition, if a competitor succeeds in making an acquisition in a market in which our properties compete, ownership of that investment by a competitor may adversely affect our results of operations and our ability to meet our obligations by:

     - interfering with our ability to attract and retain tenants, guests or purchasers; and

     - adversely affecting our ability to minimize expenses of operation.

WE ARE DEPENDENT ON OUR KEY PERSONNEL WHOSE CONTINUED SERVICE IS NOT GUARANTEED

     To a large extent we are dependent on our executive officers, particularly John C. Goff, Vice Chairman of our Board of Trust Managers and our Chief Executive Officer, and we also depend on Richard E. Rainwater, Chairman of our Board of Trust Managers for strategic business direction and real estate experience. While we believe that we could find replacements for our key personnel, loss of their services could adversely affect our operations. We do not have key man life insurance for our executive officers.

OUR INSURANCE COVERAGE ON OUR PROPERTIES MAY BE INADEQUATE

     We currently carry comprehensive insurance on all of our properties, including insurance for liability, fire and flood. We believe this coverage is of the type and amount customarily obtained for or by an owner of real property assets. We intend to obtain similar insurance coverage on subsequently acquired properties. Our existing insurance policies expire in October 2002.

     As a consequence of the September 11, 2001 terrorist attacks, we may be unable to renew or duplicate our current insurance coverage in adequate amounts or at reasonable prices. In addition, insurance companies may no longer offer coverage against certain types of losses, such as losses due to terrorist acts and toxic mold, or, if offered, the expense of obtaining these types of insurance may not be justified. We therefore may cease to have insurance coverage against certain types of losses and/or there may be decreases in the limits of insurance available. If an uninsured loss or a loss in excess of our insured limits occurs, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property, but still remain obligated for any mortgage debt or other financial obligations related to the property. We cannot guarantee that material losses in excess of insurance proceeds will not occur in the future. If any of our properties were to experience a catastrophic loss, it could seriously disrupt our operations, delay revenue and result in large expenses to repair or rebuild the property. Also, due to inflation, changes in codes and ordinances, environmental considerations and other factors, it may not be feasible to use insurance proceeds to replace a building after it has been damaged or destroyed. Events such as these could adversely affect our results of operations and our ability to meet our obligations.

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

FAILURE TO QUALIFY AS A REIT WOULD CAUSE US TO BE TAXED AS A CORPORATION, WHICH WOULD SUBSTANTIALLY REDUCE FUNDS AVAILABLE FOR PAYMENT OF DISTRIBUTIONS

     We intend to continue to operate in a manner that allows us to meet the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended, which we refer to as the Code. A REIT generally is not taxed at the corporate level on income it distributes to its shareholders, as long as it distributes at least 90 percent of its income to its shareholders annually and satisfies certain other highly technical and complex requirements. Unlike many REITs, which tend to make only one or two types of real estate investments, we invest in a broad range of real estate products. Several of our investments also are more complicated than those of other REITs. As a result, we are likely to encounter a greater number of interpretative issues under the REIT qualification rules, and more issues which lack clear guidance, than are other REITs. We, as a matter of policy, consult with outside tax counsel in structuring our new investments in an effort to satisfy the REIT qualification rules. Shaw Pittman LLP, our tax counsel, has given us an opinion stating that we qualified as a REIT under the Internal Revenue Code for taxable years ending on or before December 31, 2001, that we are organized in conformity with the requirements for qualification as a REIT under the Code and that our current and proposed method of operation will permit us to continue to meet the requirements for qualification and taxation as a REIT for our current and future taxable years. This opinion is based on representations made by us as to factual matters, opinions of other law firms and on existing law, which is subject to change, both retroactively and prospectively, and to possibly different interpretations. Shaw Pittman LLP's opinion also is not binding on either the Internal Revenue Service or the courts.

     We must meet the requirements of the Code in order to qualify as a REIT now and in the future, so it is possible that we will not continue to qualify as a REIT in the future. The laws and regulations governing federal income taxation are the subject of frequent review and amendment, and proposed or contemplated changes in the laws or regulations may affect our ability to qualify as a REIT and the manner in which we conduct our business. If we fail to qualify as a REIT for federal income tax purposes, we would not be allowed a deduction for distributions to our shareholders in computing taxable income and would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under certain statutory provisions, we could not elect to be taxed as a REIT for four taxable years following any year during which we were first disqualified. Therefore, if we lose our REIT status, we could be required to pay significant income taxes, which would reduce our funds available for investments or for distributions to our shareholders. This would likely adversely affect the value of your investment in us. In addition, we would no longer be required by law or our operating agreements to make any distributions to our shareholders.

PROVISIONS OF OUR DECLARATION OF TRUST AND BYLAWS COULD INHIBIT CHANGES IN CONTROL OR DISCOURAGE TAKEOVER ATTEMPTS BENEFICIAL TO OUR SHAREHOLDERS

     Certain provisions of our declaration of trust and bylaws may delay or prevent either a change in our control or another transaction that could provide our shareholders with a premium over the then-prevailing market price of our common shares or which might otherwise be in the best interest of our security holders. These include a staggered Board of Trust Managers, which makes it more difficult for a third party to gain control of our Board, and the ownership limit described below. In addition, any future series of preferred shares may have certain voting provisions that could delay or prevent a change of control or other transaction that might involve a premium price or otherwise be beneficial to our security holders. The declaration of trust also establishes special requirements with respect to "business combinations," including certain issuances of equity securities, between us and an "interested shareholder," and mandates procedures for obtaining voting rights with respect to "control shares" acquired in a control share acquisition.

YOUR OWNERSHIP OF OUR SHARES IS SUBJECT TO LIMITATION FOR REIT TAX PURPOSES

     To remain qualified as a REIT for federal income tax purposes, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws applicable to REITs) at any time during the last half of any taxable year, and our outstanding shares must be beneficially owned by 100 or more persons at least 335 days of a taxable year. To facilitate
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

maintenance of our REIT qualification, our declaration of trust, subject to certain exceptions, prohibits ownership by any single shareholder of more than 8.0% of our issued and outstanding common shares or such greater percentage as established by our Board of Trust Managers, but in no event greater than 9.9%, or more than 9.9% of our issued and outstanding preferred shares. We refer to these limits together as the "ownership limit." In addition, the declaration of trust prohibits ownership by Richard E. Rainwater, the Chairman of our Board of Trust Managers, together with certain of his affiliates or relatives, initially, of more than 8.0% and subsequently, of more than 9.5% of our issued and outstanding common shares. We refer to this limit as the "Rainwater ownership limit." Any transfer of shares may be null and void if it causes a person to violate the ownership limit, or Mr. Rainwater, together with his affiliates and relatives, to violate the Rainwater ownership limit, and the intended transferee or holder will acquire no rights in the shares. Those shares will automatically convert into excess shares, and the shareholder's rights to distributions and to vote will terminate. The shareholder would have the right to receive payment of the purchase price for such excess shares and certain distributions upon our liquidation. Excess shares will be subject to repurchase by us at our election. While the ownership limit and the Rainwater ownership limit help preserve our status as a REIT, they could also delay or prevent any person or small group of persons from acquiring, or attempting to acquire, control of us and, therefore, could adversely affect our shareholders' ability to realize a premium over the then-prevailing market price for their shares.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, we will invest, contribute or otherwise transfer the net proceeds of a sale of securities to the Operating Partnership. The Operating Partnership will use the net proceeds from the sale of securities for one or more of the following:

     - repayment of indebtedness;

     - acquisition and development of additional properties;

     - other acquisition transactions;

     - repurchase our securities or securities of one of our subsidiaries;

     - improvements to properties; and

     - general business purposes.

        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

     The ratio of combined fixed charges and preferred share dividends to earnings for the fiscal years ended December 31, 2001, 2000, 1999, 1998 and 1997, are .97, 2.11, 1.00, 2.00, and 2.45, respectively. The ratio of fixed charges and preferred share dividends to earnings is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income before minority interest, extraordinary item, interest expense and amortization of deferred financing costs and after preferred dividend requirements of one of our subsidiaries. Fixed charges consist of interest expense, capitalized interest, amortization of deferred financing costs preferred dividends and preferred dividend requirements of one of our subsidiaries.

                          DESCRIPTION OF COMMON SHARES

GENERAL

     Our declaration of trust authorizes the Board of Trust Managers to issue up to 250,000,000 common shares, par value $0.01 per share, and 350,000,000 excess shares, par value $0.01 per share, issuable in exchange for common shares as described below at "-- Ownership Limits and Restrictions on Transfer." The common shares are listed on the New York Stock Exchange under the symbol "CEI." As of December 31, 2001, there were 119,094,222 common shares issued and outstanding.

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

     Subject to any preferential rights that the Board of Trust Managers grants in connection with the future issuance of preferred shares, holders of common shares are entitled to one vote per share on all matters to be voted on by shareholders. Matters submitted for shareholder approval generally require a majority vote of the shares present and voting thereon.

     Holders of common shares are entitled to receive ratably any distributions that the Board of Trust Managers, in its discretion, declares on the common shares. In the event of our liquidation, dissolution or winding up, holders of common shares are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of the holders of preferred shares.

     Holders of common shares do not have subscription, redemption, conversion or preemptive rights.

OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFER

     For us to qualify as a REIT under the Code:

     - not more than 50% in value of outstanding equity securities of all classes, or equity shares, may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year,

     - the equity shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, and

     - certain percentages of our gross income must come from certain activities.

     To ensure that five or fewer individuals do not own more than 50% in value of the outstanding equity shares, our declaration of trust provides that no holder may own, or be deemed to own by virtue of certain attribution provisions of the Code:

     - more than 8.0% of the issued and outstanding common shares or such greater percentage of the outstanding common shares as the Board of Trust Managers may establish, but in no event greater than 9.9% of the outstanding common shares, which we refer to as the Common Shares Ownership Limit, or

     - more than 9.9% of the issued and outstanding shares of any series of preferred shares, which we refer to as the Preferred Shares Ownership Limit.

     However, Mr. Rainwater, the Chairman of the Board of Trust Managers, and certain related persons, whom we refer to as the Rainwater Holder, together may own, or be deemed to own by virtue of certain attribution provisions of the Code, initially, up to 8.0%, and subsequently, such other percentage of the outstanding common shares as the Board of Trust Managers may establish, but in no event greater than 9.5%, which we refer to as the Rainwater Ownership Limit, of the issued and outstanding common shares. Together, the Common Shares Ownership Limit and the Preferred Shares Ownership Limit are referred to as the Ownership Limit.

     The Board of Trust Managers, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel, or other evidence satisfactory to the Board of Trust Managers, in its sole discretion, may waive or change, in whole or in part, the application of the Ownership Limit with respect to any person that is not an individual (as defined in Section 542(a)(2) of the Code). In connection with any such waiver or change, the Board of Trust Managers may require certain representations and undertakings from such person or affiliates and may impose such other conditions as the Board of Trust Managers deems necessary, advisable or prudent to determine the effect, if any, of the proposed transaction or ownership of equity shares on our status as a REIT for federal income tax purposes.

     In addition, the Board of Trust Managers, from time to time, may increase the Common Shares Ownership Limit, except that:

     - the Common Shares Ownership Limit may not be increased and no additional limitations may be created if, after giving effect such increase or limitations, we would be "closely held" within the meaning of Section 856(h) of the Code, and

     - the Common Shares Ownership Limit may not be increased to a percentage that is greater than 9.9%.

     Under our declaration of trust, the Preferred Shares Ownership Limit may not be increased to a percentage that is greater than 9.9% and the Rainwater Ownership Limit may not be increased to a percentage that is greater than 9.5%. The Board of Trust Managers may reduce the Rainwater Ownership Limit, with the written consent of Mr. Rainwater, after the occurrence of any transfer permitted by the declaration of trust. Prior to any modification of the Ownership Limit or the Rainwater Ownership Limit, the Board of Trust Managers will have the right to require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure our status as a REIT.

     Under our declaration of trust, the Ownership Limit will not be automatically removed even if:

     - the REIT provisions of the Code are changed so that they no longer contain any ownership concentration limitation, or

     - the ownership concentration limit is increased.

     In addition to preserving our status as a REIT for federal income tax purposes, the Ownership Limit may prevent any person or small group of persons from acquiring control of the company.

     Our declaration of trust also provides that an issuance, transfer or acquisition of equity shares will be null and void to the intended transferee or holder, and the intended transferee or holder will acquire no rights to the shares, if the issuance, transfer or acquisition:

     - would result in a holder beneficially or constructively owning common shares or preferred shares in excess of the Ownership Limit,

     - would result in the Rainwater Holder beneficially or constructively owning common shares in excess of the Rainwater Ownership Limit or preferred shares in excess of the Preferred Ownership Limit,

     - would cause us to be beneficially owned by less than 100 persons,

     - would result in our being "closely held" within the meaning of Section 856(h) of the Code,

     - would result in our owning an interest in a tenant and failing to satisfy any of the gross income requirements of Section 856(c) of the Code, or

     - would otherwise result in our failing to qualify as a REIT for federal income tax purposes.

     Pursuant to our declaration of trust, equity shares that are owned, transferred or proposed to be transferred in excess of the Ownership Limit, or that would otherwise jeopardize our status as a REIT under the Code, will automatically be converted to excess shares. A holder of excess shares is not entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares and the right to certain distributions upon liquidation. Any dividend or distribution paid to a proposed transferee on excess shares pursuant to our declaration of trust will be required to be repaid to us upon demand. Excess shares will be subject to repurchase by us at our election.

     The purchase price of any excess shares will be equal to the lesser of (i) the price in such proposed transaction, or (ii) the average, for the 10 trading days immediately preceding the date on which we or our designee determines to exercise our repurchase right, of the last sale price or the average of the closing bid and asked prices of one of the following:

     - if the shares are then listed on the New York Stock Exchange, the last sales price of such shares,

     - if the shares are not then so listed, such price for the shares on the principal exchange (including the Nasdaq National Market) on which such shares are listed,

     - if the shares are not then listed on a national securities exchange, the latest quoted price for the shares,

     - if not quoted, the average of the high bid and low asked prices if the shares are then traded over-the-counter, as reported by the Nasdaq Stock Market,

     - if such system is no longer in use, the principal automated quotation system then in use,

     - if the shares are not quoted on such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares, or

     - if there is no such market maker or such closing prices otherwise are unavailable, the fair market value as of such day, as determined by the Board of Trust Managers in good faith.

     Our declaration of trust also establishes certain restrictions relating to transfers of any exchange shares that may be issued. If any legal decision, statute, rule or regulation declares these transfer restrictions void or invalid, then we will have the option to deem the intended transferee of any excess shares to have acted as an agent on our behalf in acquiring such excess shares and to hold such excess shares on our behalf.

     Under our declaration of trust, we have the authority at any time to waive the requirement that excess shares be issued or be deemed outstanding in accordance with the provisions of the declaration of trust if the issuance of such excess shares or the fact that such excess shares are deemed to be outstanding would, in the opinion of nationally recognized tax counsel, jeopardize our status as a REIT for federal income tax purposes.

     All certificates that we issue representing equity shares will bear a legend referring to the restrictions described above.

     Our declaration of trust also provides that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5.0% of the outstanding equity shares (or such lower percentage as may be set by the Board of Trust Managers), must file an affidavit with us containing information specified in our declaration of trust no later than January 31 of each year. In addition, each shareholder, upon demand, must disclose to us in writing information regarding the direct, indirect and constructive ownership of shares as the trust managers deem necessary to comply with the REIT provisions of the Code or to comply with the requirements of an authority or governmental agency.

     The ownership limitations described above may have the effect of precluding acquisitions of control of the company by a third party.

REGISTRAR AND TRANSFER AGENT

     The registrar and transfer agent for the common shares is Equiserve Trust Company, N.A.

                      DESCRIPTION OF COMMON SHARE WARRANTS

     We may issue common share warrants for the purchase of common shares. Common share warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other securities. Each series of common share warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the common share warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common share warrants.

     The following sections summarize certain general terms and provisions of the common share warrants offered by this prospectus. Further terms of the common share warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the terms of the common share warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

     - the title of such common share warrants,

     - the aggregate number of such common share warrants,

     - the price or prices at which such common share warrants will be issued,

     - the number of common shares purchasable upon exercise of such common share warrants,

     - the designation and terms of any other securities offered thereby with which such common share warrants are to be issued and the number of such common share warrants issued with each such security offered thereby,

     - the date, if any, on and after which such common share warrants and the related common shares will be separately transferable,

     - the price at which the common shares purchasable upon exercise of such common share warrants may be purchased,

     - the date on which the right to exercise such common share warrants will commence and the date on which such right will expire,

     - the minimum or maximum number of such common share warrants which may be exercised at any one time,

     - information with respect to book entry procedures, if any,

     - any limitations on the acquisition or ownership of such common share warrants which may be required in order to maintain our status as a REIT,

     - a discussion of certain federal income tax considerations, and

     - any other terms of such common share warrants, including terms, procedures and limitations relating to the exchange and exercise of such common share warrants.

     Reference is made to the section captioned "Description of Common Shares" for a general description of the common shares to be acquired upon the exercise of the common share warrants, including a description of certain restrictions on the ownership of common shares.

                        DESCRIPTION OF PREFERRED SHARES

GENERAL

     Our Board of Trust Managers is authorized to issue up to 100,000,000 preferred shares, par value $0.01 per share, in one or more series, with such designations, powers, preferences and rights of the shares of such series, and with such qualifications, limitations or restrictions on the shares of such series, if any, as our Board of Trust Managers may determine, without any further vote or action by the shareholders. The designations, powers, preferences and rights of, and the qualifications, limitations or restrictions on, such shares may include, but are not limited to, distribution rights, distribution rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences.

     In February 1998, 8,000,000 of our Series A preferred shares were issued pursuant to a Statement of Designation that sets forth the terms of a series of preferred shares consisting of up to 9,200,000 shares, designated 6 3/4% Series A Convertible Cumulative Preferred Shares. Our Board of Trust Managers has adopted an additional Statement of Designation that have classified an additional 2,800,000 of our Series A preferred shares that may be issued by the Company. In this prospectus, "Statement of Designation" refers to either or both of these Statements of Designation.

     The following sections summarize the terms and provisions of the Series A preferred shares. The following sections are not necessarily complete and are qualified in their entirety by reference to the pertinent sections of our declaration of trust and the Statement of Designation designating the Series A preferred shares, each of which is available from us.

     The registrar, transfer agent and distributions disbursing agent for the Series A preferred shares is Equiserve Trust Company, N.A.

     The Series A preferred shares are listed on the New York Stock Exchange under the symbol "CEIPrA".

RANKING

     The Series A preferred shares rank senior to the common shares as to rights to receive distributions and to participate in distributions or payments upon our liquidation, dissolution or winding up.

DISTRIBUTIONS

     Holders of the Series A preferred shares are entitled to receive, when and as authorized by the Board of Trust Managers, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 6 3/4% of the liquidation preference per year (equivalent to $1.6875 per year per Series A preferred share). Distributions on the Series A preferred shares will accrue and be cumulative from the date of original issue or, in the case of Series A preferred shares issued in April 2002, from February 16, 2002, and will be payable quarterly in arrears on the fifteenth day of February, May, August and November of each year or, if not a business day, the next succeeding business day (each, a "Distribution Payment Date").

     Any distribution, including any distribution payable on the Series A preferred shares for any partial distribution period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions are payable to holders of record as they appear in our share records at the close of business on the applicable record date, which will be the date that the Board of Trust Managers designates for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Payment Record Date").

     The Board of Trust Managers will not authorize, pay or set apart for payment by the company any distribution on the Series A preferred shares at any time that:

     - the terms and provisions of any agreement of the company, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment,

     - the terms and provisions of any agreement of the company, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment would constitute a breach of, or a default under, such agreement, or

     - the law restricts or prohibits such authorization or payment.

     Notwithstanding the foregoing, distributions on the Series A preferred shares will accrue whether or not:

     - we have earnings,

     - there are funds legally available for the payment of such distributions, and

     - such distributions are authorized.

     Accrued but unpaid distributions on the Series A preferred shares will not bear interest. Holders of the Series A preferred shares will not be entitled to any distributions in excess of full cumulative distributions, as described above.

     We intend to contribute or otherwise transfer the net proceeds of the sale of any Series A Preferred Shares sold on or after the date of the prospectus to the Operating Partnership in exchange for 6 3/4% Series A Preferred Units in the Operating Partnership, the economic terms of which will be substantially identical to those of the Series A Preferred Shares. As of the date of this prospectus, we own 8,000,000 Series A Preferred Units. The Operating Partnership will be required to make all required distributions on the Series A Preferred Units (which will mirror the payments of distributions, including accrued and unpaid distributions upon redemption, and of the liquidation preference amount on the Series A Preferred Shares) prior to any distribution of cash or assets to the holders of the Series A Preferred Units or to the holders of any other interests in the Operating Partnership, except for any other series of preferred units ranking on a parity with the Series A Preferred Units as to distributions or liquidation rights, and except for distributions required to enable the Company to maintain its qualification as a REIT.

     Any distribution payment made on the Series A preferred shares will first be credited against the earliest accrued but unpaid distribution due with respect to such shares which remains payable.

     If, for any taxable year, we elect to designate as "capital gain distributions" (as defined in Section 857 of the Code) a portion, which we refer to as the Capital Gains Amount, of the distributions paid or made available for the year to the holders of all classes of shares, or the Total Distributions, then the portion of the Capital Gains Amount that will be allocable to the holders of Series A preferred shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total distributions (within the meaning of the Code) paid or made available to the holders of the Series A preferred shares for the year and the denominator of which will be the Total Distributions.

LIQUIDATION PREFERENCE

     In the event of our liquidation, dissolution or winding up of affairs, the holders of the Series A preferred shares are entitled to be paid out of the assets of the company legally available for distribution to our shareholders liquidating distributions in cash or property at its fair market value as determined by the Board of Trust Managers. Such liquidating distributions will be paid to the holders of the Series A preferred shares in the amount of a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to the date of such liquidation, dissolution or winding up. Such liquidating distributions will be paid to the holders of the Series A preferred shares before any distribution of assets is made to holders of common shares or any other capital shares of beneficial interest that rank junior to the Series A preferred shares as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A preferred shares will have no right or claim to any of our remaining assets.

     Our consolidation or merger with or into any other entity or the sale of all or substantially all of our property or business will not be deemed to constitute a liquidation, dissolution or winding up of the company. The Series A preferred shares will rank senior to the common shares as to priority for receiving liquidating distributions.

REDEMPTION

     The Series A preferred shares are not redeemable prior to February 18, 2003, except under the circumstances described below. On and after February 18, 2003, the Series A preferred shares may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25.00 per share, plus all distributions accrued and unpaid on the Series A preferred shares up to the date of such redemption, upon the giving of notice, as provided below.

     If fewer than all of the outstanding Series A preferred shares are to be redeemed, the shares to be redeemed will be determined pro rata, by lot or in such other manner as prescribed by the Board of Trust Managers. In the event that such redemption is to be by lot, and if as a result of such redemption any holder of Series A preferred shares would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.9% of the issued and outstanding Series A preferred shares (because such holder's Series A preferred shares were not redeemed, or were only redeemed in part), then, except in certain instances, we will redeem the requisite number of Series A preferred shares of such shareholder such that the shareholder will not own or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.9% of the Series A preferred shares issued and outstanding subsequent to such redemption.

     Notice of redemption will be mailed not less than 30 nor more than 60 days prior to the date fixed for redemption. Notice of redemption will be mailed to each holder of record of Series A preferred shares that is to be redeemed. Such notice will notify the holder of our election to redeem such shares and will state at least the following:

     - the date fixed for redemption thereof, which we refer to as the Series A Preferred Shares Redemption Date,

     - the redemption price,

     - the number of shares to be redeemed (and, if fewer than all the Series A preferred shares are to be redeemed, the number of shares to be redeemed from such holder),

     - the place(s) where the certificates representing the Series A preferred shares are to be surrendered for payment,

     - the date on which such holder's conversion rights as to the Series A preferred shares will terminate, and

     - that distributions on the Series A preferred shares will cease to accrue on the Series A Preferred Shares Redemption Date.

     On or after the Series A Preferred Shares Redemption Date, each holder of Series A preferred shares to be redeemed must present and surrender the certificates representing the Series A preferred shares to us at the place designated in the notice of redemption. The redemption price of the shares will then be paid to or on the order of the person whose name appears on such certificates as the owner thereof. Each surrendered certificate will be canceled. In the event that fewer than all the Series A preferred shares are to be redeemed, a new certificate will be issued representing the unredeemed shares.

     From and after the Series A Preferred Shares Redemption Date (unless we default in payment of the redemption price):

     - all distributions on the Series A preferred shares designated for redemption in such notice will cease to accrue,

     - all rights of the holders of such shares, except the right to receive the redemption price thereof (including all accrued and unpaid distributions up to the Series A Preferred Shares Redemption Date), will cease and terminate,

     - such shares will not thereafter be transferred (except with our consent) on our books, and

     - such shares will not be deemed to be outstanding for any purpose whatsoever.

     At our election, we, prior to the Series A Preferred Shares Redemption Date, may irrevocably deposit the redemption price (including accrued and unpaid distributions) of the Series A preferred shares so called for redemption in trust with a bank or trust company for the holders thereof. In that case, such notice to holders of the Series A preferred shares to be redeemed will:

     - state the date of such deposit,

     - specify the office of such bank or trust company as the place of payment of the redemption price, and

     - call upon such holders to surrender the certificates representing such Series A preferred shares at such place on or about the date fixed in such redemption notice (which may not be later than the Series A Preferred Shares Redemption Date) against payment of the redemption price (including all accrued and unpaid distributions up to the Series A Preferred Shares Redemption Date).

     The bank or trust company will return to us any moneys that we so deposit that remain unclaimed by the holders of the Series A preferred shares at the end of two years after the Series A Preferred Shares Redemption Date.

     Notwithstanding the foregoing, unless full cumulative distributions on all outstanding Series A preferred shares have been paid or declared and a sum sufficient for the payment of such distributions has been set apart for payment for all past distribution periods and the then-current distribution period, no Series A preferred shares will be redeemed unless all outstanding Series A preferred shares are simultaneously redeemed. However, the foregoing will not prevent the purchase or acquisition of Series A preferred shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A preferred shares. Unless full cumulative distributions on all outstanding Series A preferred shares have been paid or declared and a sum sufficient for the payment of such distributions has been set apart for payment for all past distribution periods and the then-current distribution period, we will not purchase or otherwise acquire directly or indirectly any Series A preferred shares (except by conversion into or exchange for shares of beneficial interest of the company ranking junior to the Series A preferred shares as to distribution rights and liquidation preference).

     Notwithstanding any other provision relating to redemption of the Series A preferred shares, we may redeem Series A preferred shares at any time, whether or not prior to February 18, 2003, if the Board of Trust Managers determines that the redemption:

     - is necessary or advisable to preserve our status as a REIT, or

     - is reasonable or appropriate in order to comply with any laws, rules or regulations of any gaming authority.

     The Series A preferred shares have no stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions.

VOTING RIGHTS

     If distributions on the Series A preferred shares are in arrears for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series A preferred shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote, at a special meeting called by the holders of record of at least 10% of any series of preferred shares as to which distributions are so in arrears or at the next annual meeting of shareholders, for the election of two additional trust managers to serve on the Board of Trust Managers until all distribution arrearages have been paid or declared and a sum sufficient for the payment thereof set aside for payment.

     In addition, certain changes that would be materially adverse to the rights of holders of the Series A preferred shares cannot be made without the affirmative vote of two-thirds of the Series A preferred shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable).

     In any matter in which the Series A preferred shares are entitled to vote (as expressly provided in our declaration of trust or Statements of Designation, or as may be required by law), including any action by written consent, each Series A preferred share will be entitled to one vote.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A preferred shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

     Subject to the restrictions on transfer and ownership described below in "-- Ownership Limits and Restrictions on Transfer" and above in "Description of Common Shares -- Ownership Limits and Restrictions on Transfer," Series A preferred shares are convertible at any time, at the option of the holders thereof, into common shares at a conversion price of $40.86 per common share (equivalent to a conversion rate of .6119 common shares per Series A preferred share), subject to adjustment as described below and referred to as the Conversion Price. The right to convert Series A preferred shares called for redemption will terminate at the close of business on the applicable Series A Preferred Shares Redemption Date.

     Conversion of Series A preferred shares, or a specified portion thereof, may be effected by delivering certificates representing the Series A preferred shares to be converted together with written notice of conversion and a proper assignment of such certificates to the office of the transfer agent. Currently, the principal corporate trust office of the transfer agent is Equiserve Trust Company, N.A., 150 Royall Street, Canton, MA 02021.

     Each conversion is deemed to be effected immediately prior to the close of business on the date on which:

     - the certificates were surrendered,

     - we received notice, and

     - if applicable, we received payment of any amount equal to the distribution payable on such Series A preferred shares surrendered for conversion, as described below.

     The conversion will be at the Conversion Price in effect at such time and on such date.

     Holders of Series A preferred shares at the close of business on a Distribution Payment Record Date will be entitled to receive the distribution payable on such shares on the corresponding Distribution Payment Date, even if the holder converted the shares after such Distribution Payment Record Date and prior to such Distribution Payment Date.

     However, if the holder surrenders its Series A preferred shares for conversion between the close of business on any Distribution Payment Record Date and the opening of business on the corresponding Distribution Payment Date (except those shares converted after the issuance of a notice of redemption with respect to a Series A Preferred Shares Redemption Date occurring during such period or coinciding with such Distribution Payment Date, which will be entitled to such distribution), the shares must be accompanied by payment of an amount equal to the distribution payable on such shares on such Distribution Payment Date.

     A holder of Series A preferred shares on a Distribution Payment Record Date who (or whose transferee) tenders any such shares for conversion into common shares on such Distribution Payment Date will receive the distribution payable by the Company on such Series A preferred shares on such date. The converting holder need not include payment of the amount of such distribution upon surrender of certificates for conversion.

     Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on converted shares or for distributions on the common shares that are issued upon such conversion.

     We will not issue fractional common shares upon conversion. Instead, we will pay a cash adjustment based on the current market price of the common shares on the trading day immediately prior to the conversion date.

     For a further discussion of the common shares to be received upon conversion of Series A preferred shares, see "Description of Common Shares" above.

CONVERSION PRICE ADJUSTMENTS

     The Conversion Price is subject to adjustment upon certain events, including the following:

     - the payment of distributions payable in common shares on any class of shares of beneficial interest of the company,

     - the issuance to all holders of common shares of certain rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than the fair market value per share of common shares,

     - subdivisions, combinations and reclassifications of common shares,

     - the payment of distributions to all holders of common shares of any shares of beneficial interest of the company (other than common shares),

     - the distribution to all holders of common shares of evidences of indebtedness of the company or assets (excluding cash distributions paid out of equity, including revaluation equity, applicable to common shares, less stated capital attributable to common shares), and

     - the distribution to all holders of common shares of rights, options or warrants to subscribe for or purchase any of our securities (excluding those rights, options and warrants referred to above).

     In addition to these adjustments, we will be permitted to make reductions in the Conversion Price that we consider advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the common shares.

     We may be a party to transactions such as mergers, consolidations, statutory share exchanges, tender offers for all or substantially all of the common shares, or sales of all or substantially all of our assets. If we are a party to any transaction, including but not limited to those listed above, and as a result of that transaction common shares will be converted into the right to receive shares of beneficial interest, securities or other property (including cash or any combination thereof), each Series A preferred share, if convertible after the consummation of the transaction, will be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of common shares or fraction thereof into which one Series A preferred share was convertible immediately prior to such transaction (assuming such holder of common shares (i) is not a person with which we consolidated or into which we merged or which merged into us or to which such sale or transfer was made, and (ii) failed to exercise any rights of election and received for each common share the kind and amount of shares, stock, securities and other property (including cash) receivable for each common share by a plurality of non-electing common shares). We may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     We are not required to adjust the Conversion Price until cumulative adjustments amount to 1% or more of the Conversion Price. Any adjustments that we are not required to make will be carried forward and taken into account in subsequent adjustments.

                CERTAIN PROVISIONS OF OUR DECLARATION OF TRUST,
                              BYLAWS AND TEXAS LAW

     Both our declaration of trust and bylaws contain certain provisions that may inhibit or impede acquisition or attempted acquisition of control of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Trust Managers. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and increase the likelihood of negotiations, which might outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in improvement of terms. The description set forth below is only a summary of the terms of our declaration of trust and bylaws (copies of which have been incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part). See "Description of Common Shares -- Ownership Limits and Restrictions on Transfer."

STAGGERED BOARD OF TRUST MANAGERS

     Both our declaration of trust and bylaws provide that our Board of Trust Managers will be divided into three classes of trust managers, each class constituting approximately one-third of the total number of trust managers, with the classes serving staggered three-year terms. The classification of our Board of Trust Managers will have the effect of making it more difficult for shareholders to change the composition of our

Board of Trust Managers, because only a minority of our trust managers are up for election, and may be replaced by vote of the shareholders, at any one time. We believe, however, that the longer terms associated with the classified Board of Trust Managers will help to ensure continuity and stability of our management and policies.

     The classification provisions also could have the effect of discouraging a third party from accumulating a large block of our capital shares or attempting to obtain control of us, even though such an attempt might be beneficial to us and some, or a majority, of our shareholders. Accordingly, under certain circumstances shareholders could be deprived of opportunities to sell their common shares at a higher price than might otherwise be available.

NUMBER OF TRUST MANAGERS; REMOVAL; FILLING VACANCIES

     Subject to any rights of holders of preferred shares to elect additional trust managers under specified circumstances, which rights are referred to as preferred holders' rights, our declaration of trust provides that the number of trust managers will be fixed by, or in the manner provided in, our bylaws, but must not be more than 25 nor less than one. See "Description of Preferred
Shares -- Voting Rights" above. In addition, the bylaws provide that, subject to any preferred holders' rights, the number of trust managers will be fixed by our Board of Trust Managers, but must not be more than 25 or less than three. In addition, our bylaws provide that, subject to any preferred holders' rights, and unless the Board of Trust Managers otherwise determines, any vacancies (other than vacancies created by an increase in the total number of trust managers) will be filled by the affirmative vote of a majority of the remaining trust managers, although less than a quorum, and any vacancies created by an increase in the total number of trust managers may be filled by a majority of the entire Board of Trust Managers. Accordingly, our Board of Trust Managers could temporarily prevent any shareholder from enlarging the Board of Trust Managers and then filling the new trust manager position with such shareholder's own nominees.

     Both our declaration of trust and bylaws provide that, subject to any preferred holders' rights, trust managers may be removed only for cause upon the affirmative vote of holders of at least 80% of the entire voting power of all the then-outstanding shares entitled to vote generally in the election of trust managers, voting together as a single class.

RELEVANT FACTORS TO BE CONSIDERED BY OUR BOARD OF TRUST MANAGERS

     The declaration of trust provides that, in determining what is in our best interest in evaluating a "business combination," "change in control" or other transaction, our trust manager shall consider all of the relevant factors. These factors may include (i) the immediate and long-term effects of the transaction on our shareholders, including shareholders, if any, who do not participate in the transaction; (ii) the social and economic effects of the transaction on our employees, suppliers, creditors and customers and others dealing with us and on the communities in which we operate and are located; (iii) whether the transaction is acceptable, based on our historical and current operating results and financial condition; (iv) whether a more favorable price could be obtained for our shares or other securities in the future; (v) the reputation and business practices of the other party or parties to the proposed transaction, including its or their management and affiliates, as they would affect our employees; (vi) the future value of our securities; (vii) any legal or regulatory issues raised by the transaction; and (viii) the business and financial condition and earnings prospects of the other party or parties to the proposed transaction including, without limitation, debt service and other existing financial obligations, financial obligations to be incurred in connection with the transaction, and other foreseeable financial obligations of such other party or parties. Pursuant to this provision, our Board of Trust Managers may consider subjective factors affecting a proposal, including certain nonfinancial matters, and, on the basis of these considerations, may oppose a business combination or other transaction which, evaluated only in terms of its financial merits, might be attractive to some, or a majority, of our shareholders.

ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS

     The bylaws provide for an advance notice procedure for shareholders to make nominations of candidates for trust manager or bring other business before an annual meeting of our shareholders, which procedure we refer to as the shareholder notice procedure.

     Pursuant to the shareholder notice procedure (i) only persons who are nominated (a) pursuant to our notice of an annual meeting delivered in accordance with our bylaws, (b) by, or at the direction of, our Board of Trust Managers, or (c) by a shareholder who has given timely written notice containing specified information to our Secretary prior to the meeting at which trust managers are to be elected, will be eligible for election as trust managers and
(ii) at an annual meeting, only such business may be conducted as has been brought before the meeting (a) pursuant to our notice of an annual meeting delivered in accordance with our bylaws, (b) by, or at the direction of, the Chairman of our Board of Trust Managers, or (c) by a shareholder who has given timely written notice to our Secretary of such shareholder's intention to bring such business before such meeting. In general, for notice of shareholder nominations or proposed business to be conducted at an annual meeting to be timely, such notice must be received by us not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting.

     The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our Board of Trust Managers a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by our Board of Trust Managers, to inform shareholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of shareholders. Although the bylaws do not give our Board of Trust Managers power to block shareholder nominations for the election of trust managers or proposal for action, the shareholder notice procedure may have the effect of discouraging a shareholder from proposing nominees or business, precluding a contest for the election of trust managers or the consideration of shareholder proposals if procedural requirements are not met, and deterring third parties from soliciting proxies for a non-management proposal or slate of trust managers, without regard to the merits of such proposal or slate.

PREFERRED SHARES

     The declaration of trust authorizes our Board of Trust Managers to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the preferences, rights and other terms of such series. See "Description of Preferred Shares." We believe that the ability of our Board of Trust Managers to issue one or more series of preferred shares will provide us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs. The authorized preferred shares are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded at the time of issuance or proposed issuance. Although our Board of Trust Managers has no present intention to do so, it could, in the future, issue a series of preferred shares which, due to its terms, could impede a merger, tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium over then-prevailing market prices for their common shares.

AMENDMENT OF DECLARATION OF TRUST

     The declaration of trust may be amended as prescribed in the declaration of trust or by applicable law only by the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast, except that the provisions of the declaration of trust relating to "business combinations" or "control shares" (as described below under "-- Business Combinations" and "-- Control Share Acquisitions") may be amended only with the affirmative vote of 80% of the votes entitled to be cast, voting together as a single class.

RIGHTS TO PURCHASE SECURITIES AND OTHER PROPERTY

     The declaration of trust authorizes our Board of Trust Managers, subject to any rights of holders of any series of preferred shares, to create and issue rights entitling the holders thereof to purchase from us equity shares or other securities or property. The times at which and terms upon which such rights are to be issued are within the discretion of our Board of Trust Managers. This provision is intended to confirm the authority of our Board of Trust Managers to issue share purchase rights which could have terms that would impede a merger, tender offer or other takeover attempt, or other rights to purchase our securities or any other entity.

BUSINESS COMBINATIONS

     The declaration of trust establishes special requirements with respect to "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of reclassification of equity securities) between us and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our shares, which person we refer to as an interested shareholder, subject to certain exemptions. In general, the declaration of trust provides that an interested shareholder or any affiliate thereof may not engage in a "business combination" with us for a period of five years following the date he becomes an interested shareholder. Thereafter, pursuant to the declaration of trust, such transactions must be recommended by our Board of Trust Managers and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares, voting together as a single voting group, and (ii) two-thirds of the votes entitled to be cast by holders of voting shares, other than voting shares held by the interested shareholder with whom the business combination is to be effected, voting together as a single voting group, unless, among other things, the holders of equity shares receive the highest amount determined as described in the declaration of trust for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for his shares. These provisions of the declaration of trust do not apply, however, to business combinations that are approved or exempted by our Board of Trust Managers prior to the time that the interested shareholder becomes an interested shareholder.

CONTROL SHARE ACQUISITIONS

     The declaration of trust provides that "control shares" acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast by the holders of equity shares, excluding shares as to which the acquiror, our officers and our employees who are also trust managers have the right to vote or direct the vote. "Control shares" are equity shares which, if aggregated with all other previously acquired equity shares which the person is entitled to vote, would entitle the acquiror to vote (i) 20% or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of our outstanding voting shares. Control shares do not include equity shares that the acquiring person is entitled to vote on the basis of prior shareholder approval. A "control share acquisition" is defined as the acquisition, directly or indirectly, by any person, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares.

     The declaration of trust provides that a person who has made or proposed to make a control share acquisition and who has delivered an acquiring person statement and obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person and who gave a written undertaking to pay our expense of a special meeting, may compel our Board of Trust Managers to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the equity shares. If no request for a meeting is made, the declaration of trust permits us to present the question at any shareholders' meeting.

     Pursuant to the declaration of trust, if voting rights are not approved at a shareholders' meeting and/or if the acquiring person does not deliver an acquiring person statement as required by the declaration of trust, then, subject to certain conditions and limitations set forth in the declaration of trust, we will have the right to redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights of the control shares, as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. Under the declaration of trust, if, before a control share acquisition has occurred, voting rights for control shares are approved at a shareholders' meeting and, as a result, the acquiror would be entitled to vote a majority or more of the equity shares entitled to vote, all other shareholders will have the rights of dissenting shareholders under the Texas Real Estate Investment Trust Act, which we refer to as the Texas REIT Act. The declaration of trust provides that the fair value of the equity shares for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and that certain limitations and restrictions of the Texas REIT Act otherwise applicable to the exercise of dissenters' rights do not apply.

     These provisions of the declaration of trust do not apply to equity shares acquired (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest, (iii) under a merger, consolidation or share exchange if we are a party to the transaction, (iv) by or from any person whose voting rights have previously been authorized by our shareholders, or (v) by or from any person whose previous acquisition of shares of beneficial interest would have constituted a control share acquisition but for items (i) through (iii) above.

OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFER

     In order to maintain our qualification as a REIT for federal income tax purposes, our declaration of trust restricts ownership by any person of our outstanding shares of beneficial interest. Our declaration of trust also provides certain restrictions on the ownership and transfer of the shares of beneficial interest of the company which will apply to conversions of the Series A preferred shares, as well as the ownership and transfer of Series A preferred shares. See "Description of Common Shares -- Ownership Limits and Restrictions on Transfer" above.

                              ERISA CONSIDERATIONS

     The following sections summarize the issues arising under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, and the prohibited transaction provisions of Section 4975 of the Code that you may consider relevant. This discussion does not address all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

     We urge any prospective investor that is an employee benefit plan subject to ERISA, a tax qualified retirement plan, an individual retirement account
(IRA) or a governmental, church or other plan or other plan that is exempt from ERISA to consult its own legal advisor regarding the specific considerations arising under ERISA, the Code and state law with respect to its purchase, ownership, or sale of our securities.

FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS

     If you are a fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA, which we refer to as an ERISA Plan, you should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Securities. Accordingly, you should consider:

     - whether the investment satisfies the diversification requirements of
       Section 404(a)(1)(C) of ERISA,

     - whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA,

     - whether the investment is prudent under Section 404(a)(1)(B) of ERISA, and

     - whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by
       Section 404(a)(1)(A) of ERISA.

     In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, if you are a Plan fiduciary or the person making an investment decision for a Plan, you also should consider whether the acquisition or the continued holding of the Securities might constitute or give rise to a direct or indirect prohibited transaction.

PLAN ASSETS

     The prohibited transactions rules of ERISA and the Code apply to transactions with a Plan and to transactions with the "plan assets" of a Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not defined in ERISA or the Code, and has not been interpreted definitively by the courts in litigation. The United States Department of Labor, the governmental agency primarily responsible for administering ERISA, has issued a final regulation, which we refer to as the DOL Regulation, setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

     Under the DOL Regulation, if a Plan acquires an equity interest in an entity that is not an operating company, and the equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). We will sell our securities in an offering registered under the Securities Act and registered under Section 12(b) of the Exchange Act.

     The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors that are independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. We expect our securities to be "widely held" upon completion of any offering.

     The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as will be the case with any offering, certain restrictions ordinarily will not affect the finding that such securities are freely transferable. We believe that the restrictions imposed under our "declaration of trust" on the transfer of our securities are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of our securities to be "freely transferable." See "Description of Common
Shares -- Ownership Limits and Restrictions on Transfer." The DOL Regulation establishes only a presumption in favor of a finding of free transferability. We cannot assure you that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to our securities. Any additional transfer restrictions imposed on the transfer of our securities will be discussed in the applicable prospectus supplement.

     Assuming that our securities will be "widely held" and "freely transferable," we believe that our securities will be publicly-offered securities for purposes of the DOL Regulation and that our assets will not be deemed to be "plan assets" of any plan that invests in our securities.

                              PLAN OF DISTRIBUTION

     We may sell our securities to one or more underwriters for public offering and sale by them, or we may sell our securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of our securities in the applicable prospectus supplement.

     Underwriters may offer and sell our securities at a fixed price or prices, which may be changed, related to the prevailing market prices at the time of sale, or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell our securities upon the terms and conditions set forth in an applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell our securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions from the underwriters or commissions from the purchasers for whom they may act as agent.

     We will set forth in the applicable prospectus supplement any underwriting compensation that we pay to underwriters or agents in connection with the offering of securities and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of our securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts, or Contracts. The Contracts will provide for payment and delivery on the date or dates stated in the prospectus supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to Contracts will be not less or more than, the respective amounts stated in the applicable prospectus supplement. When authorized, we may enter into Contracts with institutions such as commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. The institutions with which we may enter into Contracts will be subject to our approval in all cases.

     Contracts will not be subject to any conditions except the following:

     - the purchase by an institution of our securities covered by its Contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and

     - if our securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of our securities less the principal amount thereof covered by Contracts.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of their business.

                                 LEGAL MATTERS

     Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Shaw Pittman LLP, a limited liability partnership including professional corporations.

                                    EXPERTS

     The consolidated financial statements and schedule incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at:

        Public Reference Section
        Securities and Exchange Commission
        Room 1024, Judiciary Plaza
        450 Fifth Street, N.W.
        Washington, D.C. 20549

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     We have filed with the SEC a registration statement (of which this prospectus forms a part) on Form S-3 under the Securities Act with respect to our securities. This prospectus does not contain all of the information set forth in the registration statement, including the exhibits and schedules thereto, parts of which are omitted as permitted by the rules and regulations of the SEC.

     We are "incorporating by reference" the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and all information that we file after the date of this prospectus with the SEC will also be incorporated by reference herein and, as appropriate, may automatically update and supersede the information contained in this prospectus. We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (Exchange Act File No. 001-13038).

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended by a Form 10-K/A filed on April 1, 2002.

     - Current Report on Form 8-K filed on April 16, 2002.

     - Current Report on Form 8-K, filed on April 1, 2002.

     You may request a copy of these documents, except the exhibits to these documents (unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them), at no cost, by writing or telephoning our offices at the following address and telephone number:

        Keira Moody
        Vice President, Investor Relations
        Crescent Real Estate Equities Company
        777 Main Street
        Suite 2100
        Forth Worth, Texas 76102
        (817) 321-2100

     You should rely only on the information in this prospectus, any prospectus supplement and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement or any incorporated document is accurate as of any date other than the date of the document.

================================================================================

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS CURRENT
AS OF JANUARY   , 2004 AND THE INFORMATION IN THE ACCOMPANYING PROSPECTUS IS
CURRENT AS OF APRIL 22, 2002.

                         ------------------------------

                               TABLE OF CONTENTS

                                            PAGE
                                            ----
             PROSPECTUS SUPPLEMENT
About this Prospectus Supplement..........   S-1
Cautionary Statement Concerning Forward-
  Looking Statements......................   S-1
Summary...................................   S-2
Risk Factors..............................   S-6
Use of Proceeds...........................   S-7
Ratio of Combined Fixed Charges and
  Preferred Share Dividends to Earnings...   S-7
Description of Series A Preferred
  Shares..................................   S-8
Federal Income Tax Consequences...........  S-15
Underwriting..............................  S-32
Legal Matters.............................  S-33
Experts...................................  S-33
Where You Can Find More Information.......  S-34
                   PROSPECTUS
About this Prospectus.....................     1
Cautionary Statement Concerning Forward-
  Looking Statements......................     1
Crescent Real Estate Equities Company.....     2
Risk Factors..............................     3
Use of Proceeds...........................    13
Ratio of Earnings to Fixed Charges and
  Preferred Share Dividends...............    13
Description of Common Shares..............    13
Description of Common Share Warrants......    16
Description of Preferred Shares...........    17
Certain Provisions of Our Declaration of
  Trust, Bylaws and Texas Law.............    23
ERISA Considerations......................    27
Plan of Distribution......................    29
Legal Matters.............................    29
Experts...................................    29
Where You Can Find More Information.......    30

================================================================================

================================================================================

                                2,250,000 SHARES

                                (CRESCENT LOGO)
                                6 3/4% SERIES A
                             CONVERTIBLE CUMULATIVE
                                PREFERRED SHARES
                            (LIQUIDATION PREFERENCE
                               $25.00 PER SHARE)
                         ------------------------------

                                   PROSPECTUS
                                   SUPPLEMENT
                         ------------------------------

                            BEAR, STEARNS & CO. INC.
                            Sole Bookrunning Manager

                              BB&T CAPITAL MARKETS
                           STIFEL, NICOLAUS & COMPANY
                                  INCORPORATED
                                JANUARY   , 2004

================================================================================